UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
CAMDEN NATIONAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION

Dear Shareholders:
You are cordially invited to attend the 2023 Annual Meeting of Shareholders of Camden National Corporation, which will be held on Tuesday, May 23, 2023, at 9:00 a.m., Eastern Daylight Time (together with any adjournments or postponements thereof, the “Annual Meeting”). We will be holding the Annual Meeting virtually via a live audio webcast at www.virtualshareholdermeeting.com/CAC2023 and in person at Camden National Corporation’s Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856. You may attend the Annual Meeting virtually or in person. We encourage you to attend the Annual Meeting.
The accompanying Notice of Annual Meeting of Shareholders describes matters to be acted upon at the Annual Meeting. Please give these materials your prompt attention. Whether or not you are able to attend the Annual Meeting, please follow the instructions to vote online, by telephone, or by mail. Submitting your vote by proxy will not limit your right to attend the Annual Meeting. If you attend the Annual Meeting virtually or in person, you may vote if you wish to do so, which will supersede your proxy. Your vote is extremely important, so please act at your earliest convenience.
We appreciate your continued interest in Camden National Corporation.
Sincerely,
Lawrence J. Sterrs
Chair of the Board

Gregory A. Dufour
President and Chief Executive Officer
[April] [●], 2023

Camden National Corporation 2023 Proxy Statement	i

Notice of Annual Meeting of Shareholders to be held May 23, 2023
MEETING DETAILS

Date Tuesday, May 23, 2023	Time 9:00 a.m., Eastern Daylight Time	Location 245 Commercial Street, Rockport, Maine 04856	Virtual Live Audio Webcast at www.virtualshareholder meeting.com/CAC2023

TO THE SHAREHOLDERS OF CAMDEN NATIONAL CORPORATION:
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation (the “Company”), will be held on Tuesday, May 23, 2023, at 9:00 a.m., Eastern Daylight Time, at Camden National Corporation's Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856 and virtually via live audio webcast at www.virtualshareholdermeeting.com/CAC2023 (together with any adjournments or postponements thereof, the “Annual Meeting”) for the purpose of considering and voting upon the following matters:

1	2	3

To Approve Amendments to the Company's Articles of Incorporation.	Election of Directors.	Shareholder “Say-on-Pay."

1a. To approve an amendment to the Company’s Articles of Incorporation to provide for the annual election of directors and to eliminate the classified Board structure.

 1b. To approve an amendment to the Company’s Articles of Incorporation to permit amendments to the Company’s bylaws by majority vote of the Company's shareholders.

To elect four persons to the Company’s Board of Directors, each for a term that expires either in 2024, if Proposal 1a is approved by the Company's shareholders, or in 2026 if Proposal 1a is not approved by the Company's shareholders, as more fully described in the accompanying Proxy Statement.
		To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers (“Say-on-Pay”).

4	5	6

Shareholder “Say-on-Frequency."	Ratification of Appointment of Independent Registered Public Accounting Firm.	Other Business.

To select, by non-binding advisory vote, the frequency of future shareholder “Say-on-Pay” votes.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.	To consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

Camden National Corporation 2023 Proxy Statement	i

The Company's Board of Directors has fixed the close of business on March 27, 2023 as the record date (the “Record Date”) for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. Only shareholders of record of the Company’s common stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
ATTENDING AND VOTING AT THE ANNUAL MEETING
Attending by virtual means: You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/CAC2023. To vote your shares or submit questions at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you do not have access to your control number, please contact Broadridge, no earlier than 30 minutes prior to the start of the Annual Meeting, at (844) 976-0738 (domestic) or (303) 562-9301 (international). If you hold your shares in a brokerage account and do not have access to your control number, neither the Company nor Broadridge will be able to provide your control number and you will need to contact your broker. If you do not enter your control number at the log-in page, you will be able to join the live audio webcast of the meeting as a guest, but you will not be able vote your shares or submit questions at the Annual Meeting.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available starting 15 minutes prior to the start of the Annual Meeting.
Voting by virtual means: You will be able to vote your eligible shares while attending the virtual annual meeting by following the instructions on the Annual Meeting website at www.virtualshareholdermeeting.com/CAC2023.
Voting in person: If you want to vote in person at the Annual Meeting and you are a holder of record, you must register with the Inspector of Election at the Annual Meeting (“Inspector of Election”), and produce valid, government-issued photo identification, such as a driver’s license or passport. If you want to vote in person at the Annual Meeting and you hold your shares in street name, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring such proxy to the Annual Meeting, present it to the Inspector of Election, and produce valid, government-issued photo identification, such as a driver’s license or passport.
During the Annual Meeting, we will answer questions that are submitted online and in person by shareholders as time permits. However, we reserve the right to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

✓
YOUR VOTE IS IMPORTANT. SHAREHOLDERS ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. TO VOTE YOUR SHARES, PLEASE FOLLOW THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD YOU RECEIVED IN THE MAIL. IF YOU VOTE ONLINE OR BY TELEPHONE, YOU DO NOT NEED TO RETURN A PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, WHICH WILL SUPERSEDE YOUR PROXY. IF YOU HOLD SHARES THROUGH A BROKER, CHECK THE VOTING INSTRUCTIONS PROVIDED TO YOU BY THAT BROKER.

By Order of the Board of Directors,

Craig N. Denekas Secretary
[April] [●], 2023

Proxy Statement Table of Contents

ANNUAL MEETING AND VOTING PROCEDURES
General Information	1
Electronic Delivery of Proxy Materials	2
Quorum and Vote Required	2
Voting	4
Revocability of Proxies	4
Important Notice Regarding the Availability of Proxy Materials	5
PROPOSALS TO BE VOTED UPON AT ANNUAL MEETING
Proposal 1a: Amendment to the Company's Articles of Incorporation to Provide for the Annual Election of Directors and to Eliminate the Classified Board Structure	7
Proposal 1b: Amendment to the Company's Articles of Incorporation to Permit Amendments to the Company's Bylaws by Majority Vote of the Company's Shareholders	8
Proposal 2: Election of Directors	9
Proposal 3: Shareholder "Say-on-Pay"	10
Proposal 4: Shareholder "Say-on-Frequency"	11
Proposal 5: Ratification of the Appointment of Independent Registered Public Accounting Firm	12
Other Matters	13
COMMITMENT TO CORPORATE SOCIAL RESPONSIBILITY	14
BOARD OF DIRECTOR AND CORPORATE GOVERNANCE INFORMATION
Current Board Members	18
Director Qualifications and Experience	24
Board Statement on Diversity, Equity and Inclusion	25
Corporate Governance Information	26
Leadership Structure and Succession Planning	26
Shareholder Communication with the Board	27

Camden National Corporation 2023 Proxy Statement	iii

EXECUTIVE OFFICER INFORMATION
Identification of Named Executive Officers	38
Compensation Committee Report	59
Compensation Discussion and Analysis	39
Overview	39
Executive Summary	39
Role of Shareholder Say-on-Pay Votes	45
Compensation Best Practices and Sound Governance	43
Compensation Philosophy and Objectives	44
Emphasis on "At Risk"/Performance-Based Pay	44
Role of the Compensation Committee	45
Compensation Committee Activity and Key Initiatives	47
Role of Executives and Senior Management	46
Role of Consultants and Advisers	46
Incentive Risk Review	46

Camden National Corporation 2023 Proxy Statement	iv

Camden National Corporation 2023 Proxy Statement	v

Proxy Statement Annual Meeting of Shareholders to be held May 23, 2023
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Camden National Corporation, a Maine corporation (the “Company”), for use at the 2023 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 23, 2023, at 9:00 a.m. Eastern Daylight Time, at Camden National Corporation's Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856 (together with any adjournments or postponements thereof, the “Annual Meeting” or the “Meeting”).
The Annual Meeting will be held at 9:00 a.m. Eastern Daylight Time on Tuesday, May 23, 2023, at the Company’s Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856. Shareholders can attend the Annual Meeting in person or via live audio webcast at www.virtualshareholdermeeting.com/CAC2023. To vote your shares or submit questions virtually at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you do not log in with your control number, you will be able to attend the Annual Meeting virtually as a guest, but you will not be able to vote your shares or submit questions during the Annual Meeting.
Only shareholders of record as of March 27, 2023 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each share is entitled to cast one vote for each of the four candidates to the Company’s Board of Directors and to cast one vote on each of the other matters to be voted on at the Annual Meeting. Cumulative voting is not permitted. As of the Record Date, 14,625,938 shares of the Company’s common stock, no par value (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting.

Camden National Corporation 2023 Proxy Statement	1

Proxy Statement
WAYS TO VOTE

Mail
Shareholders who wish to vote by mail may do so by requesting printed copies of the proxy materials and completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-paid envelope.
Phone If you choose to vote by telephone, you may do so by calling toll-free 1-800-690-6903 (domestic and international) and following the instructions.	Internet If you choose to vote by internet in advance of the meeting, you may do so by visiting www.proxy.com and following the instructions.

Vote Virtually at the Annual Meeting
If you choose to vote virtually at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received.

Vote In-Person at the Annual Meeting
If you choose to vote in person at the Annual Meeting you must register with the Inspector of Election at the Annual Meeting, and produce valid, government-issued photo identification, such as a driver’s license or passport. If you hold your shares in street name, you must also provide a proxy from your bank, broker or other holder of record authorizing you to vote.

ELECTRONIC DELIVERY OF PROXY MATERIALS
In connection with our Annual Meeting, the Notice of Annual Meeting of Shareholders (the “Notice of Annual Meeting”), Proxy Statement, Proxy Card and 2022 Annual Report were provided to the Company’s shareholders on April 11, 2023. On or about April 11, 2023, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access these materials online. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares. If you received such notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.
QUORUM AND VOTE REQUIRED
The holders of one-third of the total number of outstanding shares of Common Stock entitled to vote, present in person or by proxy, are required for a quorum at the Annual Meeting.
If a quorum is present at the Annual Meeting, an affirmative vote of a majority of the votes cast “for” or “against” a nominee at the Annual Meeting is required to elect each of the four director nominees. Similarly, an affirmative vote of a majority of the votes cast “for” or “against” a proposal at the Annual Meeting is required for Proposals 2, 3 and 5. The affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting is required for Proposals 1a and 1b. The option of "1 YEAR," "2 YEARS," or "3 YEARS" that receives the most votes is approved with respect to Proposal 4.
You may vote “FOR”, “AGAINST”, or “ABSTAIN” on each of proposals 1, 2, 3 and 5. You may vote "1 YEAR," "2 YEARS," "3 YEARS" or "ABSTAIN" for Proposal 4. The Board of Directors recommends a vote “FOR” the approval of each amendment to the Company’s Articles of Incorporation; “FOR” the election of all four of its nominees for director; “FOR” approval of the compensation of the Company’s named executive officers; of "1 YEAR" for the frequency of future advisory votes on executive compensation; and “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Camden National Corporation 2023 Proxy Statement	2

Proxy Statement
Effect of Abstentions and Broker Non-Votes.
If you hold your shares in street name and do not provide voting instructions, your broker, bank, trust or other nominee has discretionary authority to vote your shares on the ratification of the selection of RSM US LLP as our independent auditor. However, in the absence of your specific instructions as to how to vote, your broker, bank, trust or other nominee does not have discretionary authority to vote on any other proposal. Such a situation results in a "broker non-vote." It is important, therefore, that you provide instructions to your broker, bank, trust or other nominee so that your vote with respect to the other proposals is counted.
Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The effect of abstentions and broker non-votes on each proposal to be considered at the Annual Meeting is described below.

Proposal		Board Recommendation	Effect of Abstentions and Broker Non-Votes	Page Reference

1a	Approval of an Amendment to the Camden National Corporation Articles of Incorporation to Provide for the Annual Election of Directors and to Eliminate the classified Board Structure. Under the Maine Business Corporation Act, approval of an amendment to the Company’s Articles of Incorporation requires the affirmative vote of a majority of all votes entitled to be cast.	FOR	Same effect as a vote "AGAINST" the proposal	7
1b	Approval of an Amendment to the Camden National Corporation Articles of Incorporation to Permit Amendments to the Company's Bylaws by Majority Vote of the Company's Shareholders. Under the Maine Business Corporation Act, approval of an amendment to the Company’s Articles of Incorporation requires the affirmative vote of a majority of all votes entitled to be cast.	FOR	Same effect as a vote "AGAINST" the proposal	8
2	Election of Directors. Under the Company’s Bylaws, in uncontested elections, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect each director.	FOR each nominee	No effect	9
3	Shareholder “Say-on-Pay.” Under the Company’s Bylaws, the affirmative vote of a majority of votes cast at the Annual Meeting is necessary to approve, on an advisory basis, the compensation paid to the Company’s named executive officers.	FOR	No effect	10
4	Shareholder “Say-on-Frequency.” To select, by non-binding advisory vote, the frequency of future shareholder "Say-on-Pay" votes. The option of "1 YEAR, "2 YEARS" OR "3 YEARS," that receives the most votes is approved.	1 YEAR	No effect	11
5
Ratification of Appointment of Independent Registered Public Accounting Firm.
Under the Company’s Bylaws, the affirmative vote of a majority of votes cast at the Annual Meeting is necessary to ratify the appointment of the Company’s independent registered public accounting firm. Abstentions will not count as votes cast and will have no effect on this proposal. Brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm if they do not receive voting instructions from the beneficial owner of the shares, and there will not be any broker non-votes with respect to this proposal.
		FOR	No effect	12

Camden National Corporation 2023 Proxy Statement	3

Proxy Statement
VOTING
You are encouraged to submit your proxy with voting instructions promptly. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail.
Voting by Mail. Shareholders who wish to vote by mail may do so by requesting printed copies of the proxy materials and completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-paid envelope. Your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 22, 2023 to be counted. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not direct a vote for each proposal, your proxy will vote your shares “FOR” each of proposals 1a, 1b, 2, 3 and 5, as set forth in the Notice of Annual Meeting, for which you do not make a selection, and for "1 YEAR" if you do not make a selection with respect to proposal 4.
The proxy also confers discretionary authority with respect to any other business which may come before the Annual Meeting, including rules for the conduct of the meeting. The Board knows of no other matter to be presented at the meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the meeting.
Voting by Telephone or the Internet.  If you choose to vote by telephone, you may do so by calling toll-free 1-800-690-6903 (domestic and international) and following the instructions. If you choose to vote by internet in advance of the meeting, you may do so by visiting www.proxy.com and following the instructions. Instructions to vote by phone or Internet can also be found on the Notice of Internet Availability of Proxy Materials mailed to you on or about April 11, 2023. To vote by phone or Internet, you will need the control number found on your proxy card, voting instruction form or notice you previously received. If you vote by telephone or via the Internet, you need not return a proxy card, but your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 22, 2023.
Voting at the Annual Meeting. If you choose to vote virtually at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you choose to vote in person at the Annual Meeting, you must register with the Inspector of Election at the Annual Meeting, and produce valid, government-issued photo identification, such as a driver’s license or passport. If you hold your shares in street name, you must also provide a proxy from your bank, broker or other holder of record authorizing you to vote.
If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials supplied by your bank or broker.
Even if you currently plan to attend the Annual Meeting, we recommend that you submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
REVOCABILITY OF PROXIES
A proxy may be revoked at any time before it is voted at the Annual Meeting by:
•Filing a written revocation of the proxy with the Secretary of the Company, Craig N. Denekas, Two Elm Street, Camden, Maine 04843;
•Submitting a new signed proxy card bearing a later date or voting again by telephone or the internet (any earlier proxies will be revoked automatically); or
•Attending and voting virtually or in person at the Annual Meeting, provided that you are the holder of record of your shares.
If you hold your shares in the name of a bank, broker, or other nominee, you will need to contact your nominee in order to revoke your proxy. If you hold your shares in “street name” through a broker or bank, you may only change your vote virtually if you have access to your control number or in person if you have a legal proxy in your name from Broadridge Financial Solutions or your bank or broker.

Camden National Corporation 2023 Proxy Statement	4

Proxy Statement
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 23, 2023:

The Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022 are available free of charge at www.cacannualmeeting.com.

In addition, the Company will provide, without charge and upon the written request of any shareholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (“SEC”) for the fiscal year ended December 31, 2022. Requests should be directed to Camden National Corporation, Attn: Investor Relations, P.O. Box 310, Camden, Maine 04843.

Shareholders of record as of the Record Date are cordially invited to attend the Annual Meeting virtually or in person. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.cacannualmeeting.com.

Camden National Corporation 2023 Proxy Statement	5

Proposals to be Voted On at the Annual Meeting

PROPOSAL ONE
Proposal 1a. Amendment to the Company's Articles of Incorporation to Provide for the Annual Election of Directors and to Eliminate the Classified Board Structure
Proposal 1b. Approval of Amendment to the Company’s Articles of Incorporation to Permit Amendments to the Company’s Bylaws by Majority Vote of Shareholders

PROPOSAL TWO Election of Directors

PROPOSAL THREE Non-binding Advisory Vote on Compensation of the Company's Named Executive Officers

PROPOSAL FOUR Non-binding Advisory Vote on the frequency of future shareholder "Say-on-Pay" votes

PROPOSAL FIVE Ratification of the Appointment of Independent Registered Public Accounting Firm

Proposals to be Voted Upon at Annual Meeting

Proposal One Amendment to the Company's Articles of Incorporation
Proposal 1a – Amendment to the Company's Articles of Incorporation to Provide for the Annual Election of Directors and to Eliminate the Classified Board Structure
As part of the ongoing evaluation by the Company’s Board of Directors (the “Board”) of the Company’s corporate governance practices and in response to feedback from certain shareholders, the Board considered the benefits and disadvantages of a declassified Board with all directors serving terms of only one year each. In the past, the Company believed that a classified board structure served the best interests of the Company and its shareholders. Among other considerations, classified boards can provide for company and board continuity and stability, promote director independence that is less subject to management or outside influence, and impede hostile takeover tactics. Although classified boards have certain benefits, in recent years there has been increasing investor concern that classified boards may have the effect of reducing the accountability of directors to shareholders. Because directors serve terms of multiple years, classified boards limit the ability of shareholders to evaluate and elect all directors on an annual basis. Election of directors is a primary means for shareholders to influence the Company’s governance and to hold directors accountable. In addition, opponents of classified boards assert that a classified board discourages proxy contests in which shareholders have an opportunity to vote for a competing slate of nominees. As a result, it has become increasingly common for issuers to declassify their boards such that all directors are elected on an annual basis.
After carefully weighing these considerations, the Board has determined that, as a matter of best governance practices and to maintain and enhance the accountability of the Board to the Company’s shareholders, it is in the best interests of the Company and its shareholders to amend, and has adopted, subject to shareholder approval, an amendment to the Company’s Articles of Incorporation (the “Articles”) to provide for the annual election of directors and to declassify the Board (the “Declassification Amendment”). If approved, the Declassification Amendment would amend the Articles to provide for the annual election of directors to a one-year term, beginning with this year’s Annual Meeting. The current Articles divide the Board into three classes that are elected for staggered, three-year terms. Maine law does not permit the Company to shorten the term of any director elected by the Company's shareholders. Accordingly, if the proposed Declassification Amendment is adopted, directors will begin to be elected on an annual basis as follows, such that each member of the Board (or their successors) will stand for re-election to a one-year term by the 2025 Annual Meeting of Shareholders:
•directors who are elected at this Annual Meeting will serve a one-year term and they, or their successors, will stand for election to a one-year term at the Company’s 2024 annual meeting of shareholders and for one-year terms at each annual meeting thereafter;
•directors who were elected at the Company’s 2021 annual meeting of shareholders, or their successors, will stand for election to a one-year term at the Company’s 2024 annual meeting of shareholders and for one-year terms at each annual meeting thereafter; and
•directors who were elected at the Company’s 2022 annual meeting of shareholders, or their successors, will stand for election to a one-year term at the Company’s 2025 annual meeting of shareholders and for one-year terms at each annual meeting thereafter.
If shareholders approve the Declassification Amendment, the Company will file promptly after the Annual Meeting amended and restated articles of incorporation with the Secretary of State of the State of Maine, and the Declassification Amendment would become effective upon acceptance of filing. The full text of the proposed Declassification Amendment is attached as Appendix A

Camden National Corporation 2023 Proxy Statement	7

Proposals to be Voted Upon at Annual Meeting
to this proxy statement. If approved, the Declassification Amendment will be included as Paragraph 3 to Exhibit A-1 to the amended and restated articles of incorporation and would modify the Company’s current Articles as set forth in Appendix A.
If shareholders do not approve the Declassification amendment, the Board will remain classified and each director will be elected to serve for a term of three years and until the director’s successor is duly elected and qualified.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 1a.

Proposal 1b – Approval of Amendment to the Company’s Articles of Incorporation to Permit Amendments to the Company’s Bylaws by Majority Vote of Shareholders

In addition to the proposed Declassification Amendment, the Company is also seeking shareholder approval to make further improvements to its governance by reducing the required threshold to amend the Company’s bylaws. The current Articles provide that the Company’s bylaws may be amended, altered or repealed at any regular meeting of the Company’s shareholders by a two-thirds vote of the shareholders. The Board has determined that it is in the best interests of the Company and its shareholders to amend, and has adopted, subject to shareholder approval, an amendment to the Articles to permit shareholders to amend the Company’s bylaws by majority vote (the “Majority Vote Amendment”). If approved, the proposed Majority Vote Amendment would reduce the threshold for amending the Company’s bylaws from two-thirds to a majority of shareholders.
If shareholders approve the Majority Vote Amendment, the Company will file promptly after the Annual Meeting amended and restated Articles of Incorporation with the Secretary of the State of Maine, and the Majority Vote Amendment would become effective upon acceptance of filing. The full text of the proposed Majority Vote Amendment is attached as Appendix B to this proxy statement. If approved, the Majority Vote Amendment will be included as Paragraph 7 to Exhibit A-1 to the amended and restated articles of incorporation and would modify the Company’s current Articles as set forth in Appendix B.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 1b.

Neither Proposal 1a nor Proposal 1b is conditioned on the approval of the other, and shareholders may vote for one proposal, both proposals or neither proposal. If shareholders approve the Declassification Amendment but do not approve the Majority Vote Amendment, the Company will file promptly after the Annual Meeting amended and restated articles of incorporation that include the full text of the Declassification Amendment set forth in Appendix A but that do not include the text of the Majority Vote Amendment set forth in Appendix B. Similarly, if shareholders vote to approve the Majority Vote Amendment but do not approve the Declassification Amendment, the Company will file promptly after the Annual Meeting amended and restated articles of incorporation that include the full text of the Majority Vote Amendment set forth in Appendix B but that do not include the text of the Declassification Amendment set forth in Appendix A. If shareholders do not approve the Declassification Amendment or the Majority Vote Amendment, the Company will not file amended and restated articles of incorporation and the current Articles will remain in effect.

Camden National Corporation 2023 Proxy Statement	8

Proposal Two Election of Directors
The Board currently consists of twelve members. Under the Company’s Articles, the Board is divided into three classes of four directors each, with one class of directors standing for election each year. The current term of office for directors elected at the Company’s 2021 annual meeting of shareholders expires at the Company’s 2024 annual meeting of shareholders, and the current term of office for directors elected at the Company’s 2022 annual meeting of shareholders expires at the Company’s 2025 annual meeting of shareholders.
At the Annual Meeting, four directors will be elected. The Board has nominated for election as directors Rebecca K. Hatfield, Robert D. Merrill, Robin A. Sawyer, CPA, and Lawrence J. Sterrs. For more information about our nomination procedures, please see “Corporate Governance and Risk Committee” on page 29.
If shareholders vote to elect the four nominees proposed by the Board and approve the Declassification Amendment (Proposal 1a), each such director will be elected to serve for a term of one year and until each such director’s successor is duly elected and qualified. However, if shareholders vote to elect the four nominees proposed by the Board but do not approve the Declassification Amendment (Proposal 1a), each such director will be elected to serve for a term of three years and until each such director’s successor is duly elected and qualified.
All of the Company’s nominees for director for the Annual Meeting are currently serving on the Board. For more information about the background of each of the Board's four nominees for director, please see “Current Board Members” on page 18.
The Company’s Bylaws require that, in uncontested elections, each director be elected by the affirmative vote of a majority of votes cast with respect to such director. In a contested election, where the number of nominees exceeds the number of directors to be elected, the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. We expect this year’s election to be an uncontested election, and that the majority vote standard will apply.
Under our Bylaws, each director annually submits an advance, contingent, irrevocable resignation that the Board may accept if the director fails to be elected through a majority vote. In that situation, the Corporate Governance and Risk Committee would make a recommendation to the Board, within 30 days from the date the election results are certified, about whether to accept or reject the resignation, or whether to take other action, and the Board would act on the Corporate Governance and Risk Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL FOUR OF ITS NOMINEES FOR DIRECTOR.

Camden National Corporation 2023 Proxy Statement	9

Proposal Three Non-Binding Advisory Vote on Compensation of the Company's Named Executive Officers
As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board is submitting for shareholder approval, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K promulgated under the Exchange Act.
The resolution that is the subject of this proposal is a non-binding advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether or not it is approved and may not be construed as overruling a decision by the Company or the Board or to create or imply any change to the fiduciary duties of the Board. Furthermore, because this non-binding advisory resolution primarily relates to compensation of the named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.
The Company has five named executive officers for 2022: Gregory A. Dufour, Michael R. Archer, William H. Martel, Timothy P. Nightingale and Patricia A. Rose. The Company’s compensation program is designed to attract, motivate and retain its named executive officers, who are critical to the Company’s success, by offering a combination of base salary and annual and long-term incentives that are closely aligned to the annual and long-term performance objectives of the Company. Please see “Compensation Discussion and Analysis” beginning on page 39 for additional information about the Company’s executive compensation programs.
For these reasons, the Board recommends that shareholders vote in favor of the following resolution:
RESOLVED, that the shareholders of Camden National Corporation hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3.

Camden National Corporation 2023 Proxy Statement	10

Proposal Four Non-Binding Advisory Vote on the Frequency of Future Shareholder "Say-on-Pay" Votes
In addition to the advisory approval of our executive compensation program in Proposal 3, and in accordance with Section 14A of the Exchange Act, the Board is seeking an advisory vote from the Company’s shareholders regarding the frequency with which shareholders should have an opportunity to have an advisory vote on the Company’s executive compensation program. We are providing you the option of selecting a frequency of every “1 YEAR,” “2 YEARS” or “3 YEARS.”
The Company’s shareholders were last provided with the opportunity to vote on the frequency of advisory votes on the Company’s executive compensation program in 2017. At that time, the Company’s shareholders opted for an annual vote. Based on the results of the 2017 vote, the Board adopted a policy to hold an annual advisory vote on the Company’s executive compensation program. Since the time of the Company’s initial frequency vote, it has become widely accepted practice to hold the advisory vote on executive compensation annually, and the Board has found that an annual vote facilitates shareholder engagement on executive compensation matters.
The Board therefore recommends that you select "1 YEAR" when voting on the frequency of advisory votes on executive compensation. Although this vote, which is required pursuant to Section 14A of the Exchange Act, is non-binding, the Board values the opinions of the Company’s shareholders and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. A frequency vote similar to this one will occur at least once every six years.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “1 YEAR” FOR THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

Camden National Corporation 2023 Proxy Statement	11

Proposal Five Ratification of the Appointment of Independent Registered Public Accounting Firm
The Board has appointed RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the Company's 2023 fiscal year. Representatives of RSM are expected to attend the Annual Meeting. The representatives are expected to be available to respond to questions and will have an opportunity to make a statement, if they desire to do so.
The Company is asking shareholders to ratify the selection of RSM as its independent registered public accounting firm because it believes it is a matter of good corporate practice. If shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain RSM, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and shareholders.
Services Rendered by and Fees Paid to Independent Registered Public Accounting Firm.  The following table describes the services rendered by RSM and fees paid for such services by the Company for the years ended December 31, 2022 and 2021.

	For the Year Ended December 31,
Type of Fee	2022 ($)	2021 ($)

Audit Fees(1)	480,997	459,900
Audit-Related Fees(2)	15,750	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
1.The aggregate fees for professional services rendered for the audit of the Company’s annual financial statements in compliance with the Sarbanes-Oxley Act of 2002 (“SOX”), internal control reporting under Section 404 of SOX, review of financial statements included in the Company’s Form 10-Qs, consent procedures, and audit requirements for the U.S. Department of Housing and Urban Development for supervised mortgagees and the audit of the Company's Uniform Single Attestation Program for Mortgage Bankers.
2.The aggregate fees for assurance and related services rendered related to the performance of the audit or review of the Company’s financial statements.
3.The aggregate fees for professional services rendered for tax compliance, tax audit assistance, tax advice and tax planning. There were no such tax services rendered for the years ended December 31, 2022 and 2021.
4.There were no other services rendered for the years ended December 31, 2022 and 2021.
The Audit Committee of the Board pre-approved all services provided by the principal accountant during the years ended December 31, 2022 and 2021. Each service to be provided by the principal accountant is presented for pre-approval at the Audit Committee’s regular meeting.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 5.

Camden National Corporation 2023 Proxy Statement	12

Other Matters
The proxy also confers discretionary authority with respect to any other business which may come before the Annual Meeting, including rules for the conduct of the Meeting. The Board knows of no other matter to be presented at the Meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the Meeting.

Camden National Corporation 2023 Proxy Statement	13

Commitment to Corporate Social Responsibility
Our commitment to continuing our environmental, social, and governance (ESG) progress is an integral part of our Company culture as we work to create a thriving, sustainable and inclusive future for all of our constituents: customers, communities, employees and shareholders. Our annual ESG report is available on our website at www.CamdenNational.bank/corporate-responsibility. The report details our evolving and expanding corporate responsibility approach, including ESG strategies and outcomes. Our ESG report is being provided to shareholders for informational purposes only and is not part of, or incorporated by reference into, this Proxy Statement.
We are dedicated to integrating our values across the Company, leveraging all parts of our organization to create value for our employees, customers, communities, and shareholders.
OUR APPROACH TO SUSTAINABILITY

Our commitment to sustainability is integrated across our Company. Our Board and executive management understand the critical importance of ESG matters to our future success and the success of our constituents.

Camden National Corporation 2023 Proxy Statement	14

Commitment to Corporate Social Responsibility
OUR APPROACH TO DIVERSITY, EQUITY AND INCLUSION (“DEI”)

Our commitment to DEI starts at the top of our organization, with oversight of our initiatives provided by the Board and our President and CEO, who sponsors our DEI Council. The DEI Council is self-governed by employees and represents the diversity of our employee population, including employees who identify as racially diverse and LGBTQ+.

of our workforce identifies as female	of our executive team identifies as female	of our Board of Directors identifies as female	of our Board of Directors identifies as racially diverse	of our Board of Directors identifies as LGBTQ+
ESG MATERIALITY MATRIX

In 2022, our third-party ESG consultant supported us in conducting a materiality assessment to identify and consider the issues most important to our employees and external stakeholders, including investors, ratings agencies and ESG frameworks. Our assessment helped us identify the following topics as our ESG priorities:
•Data Privacy & Cybersecurity
•Business Ethics/Code of Conduct
•Human Capital Management
•Risk Management
•Board Composition
•Consumer Financial Protection
•Environmental Product Responsibility

Camden National Corporation 2023 Proxy Statement	15

Commitment to Corporate Social Responsibility

ENVIRONMENT
We recognize that we all have a role to play in environmental sustainability and combating climate change. We foster sustainability by:
•Financing clean energy and energy efficiency projects.
•Embracing digital tools to reduce paper usage and reliance on paper-intensive processes.
•Reducing waste and energy, and resource usage in our facilities.

SOCIAL
We believe that all members of our communities should have the opportunity to enjoy prosperous and fulfilling lives and that our success should enrich all constituents. We help lift up our clients and our communities by:
Human Capital Management: Attracting, retaining, and developing a diverse, highly skilled workforce where employees feel included, respected, and valued is key to our ability to deliver our Vision. We create a dynamic and rewarding workplace by:
•Diversity, Equity, and Inclusion: Building a diverse and inclusive workplace where all backgrounds, experiences, interests, and skills are respected, appreciated, and encouraged.
•Learning & Development: Providing employees with opportunities to advance and grow their careers through systematic talent management, career development, and fostering a safe, welcoming workplace culture.
•Total Rewards: Delivering competitive compensation and benefits that focus on supporting the total well-being of our employees (whom we call stakeholders) to provide a fulfilling work environment.
Consumer Financial Protection: Making financial products and services accessible and affordable by:
•Striving to act in the best interest of consumers by providing reasonably priced products, defining clear terms and disclosures, and offering fair and consistent service.
•Recognizing small businesses’ role in supporting economic deployment and job creation, and providing advice, guidance and education to meet their needs.
Community Engagement: Supporting area nonprofit organizations to build healthier, more resilient and more inclusive communities throughout our footprint by:
•Providing significant grant funding and encouraging employee volunteerism to provide financial expertise to nonprofit organizations.

GOVERNANCE
We believe in strong governance and a culture of ethics and integrity in all that we do. We live these principles by:
•Creating a risk management culture in which managing risk is everyone’s responsibility at all levels of the company.
•Adhering to a Code of Business Conduct and Ethics that sets expectations aligned with our core values.
•Protecting our customer’s personal and financial information through strong data privacy, cybersecurity, and third-party oversight.

Camden National Corporation 2023 Proxy Statement	16

Commitment to Corporate Social Responsibility
2022 ESG HIGHLIGHTS (all data provided as of or for the year ended December 31, 2022)

Diversity Core Value	Diversity Statement	15%
Formally adopted	Formally adopted	of donations directed to DEI programs

21	42%	8%
Participants in Horizons Leadership Program	Female 42% of the Board identifies as female	Racially Diverse 8% of the Board identifies as racially diverse

8%	50%	$25K
LGBTQ+ 8% of the Board identifies as LGBTQ+	Female 50% of the executive management team members identifies as female	in Employee Wellness Reimbursements

$42.5K	13,100	Hybrid Work
Provided to employees by way of the Employee Emergency Assistance Program	Hours of employee training and development	Maintained a flexible, hybrid work environment

4.34/5	$700K	$614K
Record overall employee engagement score	Hope@Home reached $700,000 donated to homeless shelters since 2015	Donated to 300 organizations

$29K	9,000	70,000
Donated to 107 nonprofits in honor of employee volunteers	Employee Volunteer Hours with approximately 287 nonprofit organizations	Pounds of paper securely shredded and recycled

18.9M	3.7M
Digital banking logins	Pages of paper saved by encouraging paperless statements

Camden National Corporation 2023 Proxy Statement	17

Board of Director and Corporate Governance Information
BOARD DIVERSITY

Age

62.3
Average Age
1
2
1
2
6
45-50
51-55
56-60
61-65
66-72

Tenure

10.417 Years

Average Board Tenure

0-5
6-10
10+

CURRENT BOARD MEMBERS
Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for at least the last five years. The ages of the board nominees and continuing directors have been presented as of December 31, 2022. Camden National Bank (the “Bank”) is a wholly owned subsidiary of the Company.

		First Year Elected or Appointed as Director of the:

Name	Age	Company	Bank	Term Expires
Rebecca K. Hatfield	45	2022	2022	2023
Robert D. Merrill	68	2022	2011	2023
Robin A. Sawyer, CPA(1)	55	2018	2018	2023
Lawrence J. Sterrs	69	2015	2016	2023
Ann W. Bresnahan	71	1990	1990	2024
Gregory A. Dufour(2)	62	2009	2004	2024
S. Catherine Longley	68	2014	2022	2024
Carl J. Soderberg	61	2015	2015	2024
Craig N. Denekas	58	2017	2022	2025
David C. Flanagan	68	2005	1998	2025
Marie J. McCarthy	54	2018	2018	2025
James H. Page, Ph.D.	70	2008	2022	2025
1.Ms. Sawyer served as a director of the Company from 2004 until her resignation in 2017. She was reappointed as a Director in 2018.
2.Mr. Dufour serves as the President and Chief Executive Officer (“CEO”) of the Company and the Bank.

Camden National Corporation 2023 Proxy Statement	18

Board of Director and Corporate Governance Information
There are no arrangements or understandings between any director or any other persons pursuant to which any of the above directors has been selected as a director or nominee for director. There are no “family relationships” between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, as the SEC defines that term.
BOARD NOMINEES

Rebecca K. Hatfield

Experience and Qualifications:
Ms. Hatfield is the President and CEO at Avesta Housing, a nonprofit affordable housing provider, a role she has held since September 2022. Ms. Hatfield has been with Avesta Housing since 2015. Prior to becoming President and CEO at Avesta Housing, Ms. Hatfield was Avesta Housing's Senior Vice President of Real Estate. Through her roles at Avesta Housing, Ms. Hatfield brings to the Company's Board of Directors both her significant leadership experience and a deep understanding of Maine's housing and economic development challenges and the needs of Maine's low- and moderate-income population. Before joining Avesta, she was a senior vice president at Citigroup, working within the private, commercial and corporate banks. In addition to her nonprofit leadership, real estate development and property management experience, she has over 15 years of experience in finance, with a focus on deal structuring, underwriting, risk analysis, portfolio management, and relationship management. Ms. Hatfield’s finance and risk management experience will support her contributions as a member of the Capital Committee, as well as her role on the Asset Liability Committee of Camden National Bank. Ms. Hatfield’s previous employment also includes five years as a software and network engineer, serving as project manager and lead developer. Ms. Hatfield was named a 2021 Mainebiz Women to Watch and is actively involved in the community beyond her role at Avesta. She serves as the board vice chair and loan committee chair for Genesis Community Loan fund and serves on the boards of the Gulf of Maine Research Institute and the John T. Gorman Foundation. Previously she served on the board of the Maine Council on Aging and the Maine Real Estate Development Association (MEREDA).
Age: 45
Director Since: 2022
Camden National Corporation Committees: Capital Planning Committee
Other Directorships: •Camden National Bank
Career Highlights: •President and CEO, Avesta Housing •Senior Vice President, Citigroup

Camden National Corporation 2023 Proxy Statement	19

Board of Director and Corporate Governance Information

Robert D. Merrill

Experience and Qualifications:
Mr. Merrill currently serves as President of Merrill Furniture. Mr. Merrill joined the board of Camden National Bank in 2011 and was appointed to the Company's Board of Directors in 2022. He is the president of Merrill Furniture in Ellsworth, Maine and is a director of Merrill Blueberry Farms. Mr. Merrill brings to the Company's Board of Directors his significant understanding of Camden National Bank and its business, gained over his more than a decade of experience as a director of Camden National Bank. Mr. Merrill also brings his experience in running an independently owned business and its need for technology and easy access to banking services to his role on the Technology Committee. Mr. Merrill brings a strong business acumen and understanding of commodity market strategies and financial analysis that contributes to his success in his role as Chair of the Bank’s Directors Asset Liability Committee and Trust Committee. As a small business owner, Mr. Merrill has a depth of experience in strategic decision-making, business operations and business growth and development that lend to his overall contribution to the Company and Bank Boards. Mr. Merrill is well known in the Down East Maine business community in the Ellsworth Area having been recognized as the Chamber of Commerce 2010 Citizen of the Year. Mr. Merrill formerly served on the Ellsworth Business Development Committee for three years. Mr. Merrill formerly sat on the board of Maine Coast Memorial Hospital, for which he served as treasurer, vice chair and chair. He was also chair of the Maine Coast Memorial Hospital Emergency Department Capital Campaign. Mr. Merrill is currently serving on the Northern Light Maine Coast capital campaign for the new birthing center.
Age: 68
Director Since: 2022
Camden National Corporation Committees: Technology Committee
Other Directorships: •Camden National Bank
Career Highlights: •President, Merrill Furniture

Camden National Corporation 2023 Proxy Statement	20

Board of Director and Corporate Governance Information

Robin A. Sawyer, CPA

Experience and Qualifications:
Ms. Sawyer served for five years as Vice President of Corporate Finance and Corporate Controller at WEX Inc., prior to her retirement in 2018. Before joining WEX Inc., Ms. Sawyer spent more than ten years as Vice President and Corporate Controller at Fairchild Semiconductor International, Inc. She is the former Director of Financial Planning and Reporting at Cornerstone Brands, Inc., and she formerly worked at Baker, Newman & Noyes, LLC and its predecessor firm of Ernst & Young. Ms. Sawyer’s experience in public accounting and finance roles uniquely positions her to add value in her Board role. Her overall strong business acumen, executive and management skills, experience in managing business growth, and organizational management supports her contributions to the Board in the areas of corporate strategy, merger and acquisitions, compensation and all financial related matters. Her prior experience as Corporate Controller at both WEX, Inc. and Fairchild Semiconductor International, Inc. supports her role as Chair of the Capital Committee with a broad understanding of capital management. Ms. Sawyer’s direct experience with publicly traded companies and their shareholders provides deep knowledge and direct understanding of the regulatory environment within which the company operates; she also has a strong understanding of the Maine economic and business climate all of which contribute to her being a strong board member. She also brings her business experience and knowledge of public company governance and disclosure requirements to her roles on the Compensation Committee and the Governance and Risk Committee. Until June 2021, she served on the board of directors of the Gulf of Maine Research Institute, where she was Treasurer, Chair of the Finance Committee, and a member of the Executive Committee, and on the board of its subsidiary, Gulf of Maine Properties, Inc.
Age: 55
Director Since: 2018(1)
Camden National Corporation Committees: Capital Planning Committee (Chair), Compensation Committee, and Governance and Risk Committee
Other Directorships: •Camden National Bank
Career Highlights: •Retired Corporate Controller of WEX, Inc.

1.Ms. Sawyer served as a director of the Company from 2004 until her resignation in 2017. She was reappointed as a Director in 2018.

Camden National Corporation 2023 Proxy Statement	21

Board of Director and Corporate Governance Information

Lawrence J. Sterrs

Experience and Qualifications:
Mr. Sterrs currently serves as the Chairman of the Board of Camden National Corporation and joined the Board in 2015. Mr. Sterrs currently is the Chairman and CEO of the Unity Foundation, a public charity that invests in building the capacity of nonprofits that serve both local Maine communities and statewide needs. As of September 2022, Mr. Sterrs became the Executive Director of the Star of Hope Foundation. In this capacity, he will lead the Star of Hope Foundation through board development, strategic planning, asset management and program development. Mr. Sterrs previously served as the chair of the board of directors of UniTek, Inc. and its telecom subsidiary, UniTel, Inc. from 1994 until 2022. Mr. Sterrs formerly served as the Chief Executive Officer of UniTek, Inc. and UniTel, Inc. until 2003, and as Vice President of both companies from 2003 until his retirement in early 2022. Mr. Sterrs began his 49-year telecom career working with ConTel Corporation across the Northeast where he held executive leadership positions in network design and planning, legislative and regulatory strategy, and project and operations management. After leaving ConTel Corporation as Assistant Vice President, Mr. Sterrs worked at the accounting and consulting firm of BerryDunn as manager of telecommunications consulting where he specialized in telecom mergers, acquisitions and regulatory and legislative strategy development. Mr. Sterrs brings to the Company's Board of Directors his extensive director and business experience of nearly 50 years in the telecommunications industry, both as a direct leader and in consulting roles. His extensive experience in the areas of regulatory oversight, governance, management, leadership and technology support his membership on the Compensation and Technology Committees. Through Mr. Sterrs work at the Unity Foundation, he has significant knowledge of the economic and community development needs of Maine and has a deep understanding of the Maine business and nonprofit community. Mr. Sterrs has been appointed by several Maine Governors to various task forces and steering committees, and has served as the vice-chair of the Maine Telecommunications Infrastructure Steering Committee Mr. Sterrs currently serves on boards in both the for-profit and non-profit areas.
Age: 69
Director Since: 2015
Camden National Corporation Committees: Governance and Risk Committee (Chair), Compensation Committee, and Technology Committee
Other Directorships: •Camden National Bank
Career Highlights: •Chairman and CEO of the Unity Foundation •Executive Director of the Star of Hope Foundation •Former CEO and Board Chair of Unitek, Inc. and its subsidiary UniTel, Inc.

CONTINUING DIRECTORS
Ann W. Bresnahan has been a full-time volunteer and civic leader since 1970. Ms. Bresnahan has served as Trustee of PenBay Healthcare since 2005, as well as a member of the Investment Committee and PenBay Physicians and Associates Committee. She is a past chair of PenBay Waldo Healthcare Foundation and recently joined the Coastal Healthcare Alliance Board and will serve as chair of its Development Committee. Ms. Bresnahan is co-chair of the current capital campaign for the PenBay Waldo Foundation and she also sits on the Maine Medical Center campaign cabinet. She is currently Treasurer and Board member of Partners for Enrichment.
Craig N. Denekas serves as Trustee, Chairman and Chief Executive Officer of the Libra Foundation in Portland, Maine. This is a private grant-making charitable foundation with a mission of maintaining a balance and diversity of giving throughout the state of Maine and across all populations. In addition to traditional grant-making, the Foundation takes an innovative approach to program-related investing by establishing Maine-based enterprises such as the Pineland Farms group of national specialty food companies to create sustainable businesses and employment opportunities for Maine citizens. Prior to joining the Libra

Camden National Corporation 2023 Proxy Statement	22

Board of Director and Corporate Governance Information
Foundation in 2001, where he served in multiple leadership positions before his appointment as Chief Executive Officer, Mr. Denekas was a director and shareholder at the law firm of Perkins, Thompson in Portland, Maine, with over a decade of practice focused primarily on corporate acquisitions, business law, real estate and commercial lending matters. Mr. Denekas has served as a Trustee and on various boards of directors, including the Barbara Bush Foundation for Family Literacy based in Florida and the Fisher Charitable Foundation of Maine, and was past Chairman of the Board of Trustees of Maine Public Broadcasting.
Gregory A. Dufour has served as President and CEO of the Company since January 2009. Mr. Dufour joined the Company in April 2001 as Senior Vice President of Finance. In August 2002, he assumed additional responsibility for Operations and Technology until December 2003. In January 2004, Mr. Dufour was named Chief Banking Officer for the Company and President and Chief Operating Officer for Camden National Bank, and in January 2006, he became President and CEO for Camden National Bank. He also serves on the Board of Directors of Camden National Bank. Prior to joining the Company, Mr. Dufour was Managing Director of Finance and a member of the Executive Operating Group for IBEX Capital Markets in Boston, Massachusetts. In addition to his experience at IBEX, Mr. Dufour held various financial management positions with FleetBoston Corporation and its affiliates, including Vice President and Controller of Debt Capital Markets, Controller of Investment Banking and Banking Group Controller. Mr. Dufour has served in various volunteer capacities on numerous community-related organizations and currently serves as trustee of Coastal Healthcare Alliance system in Rockport, Maine and is the immediate past Chair and currently serves on the board of trustees of Maine Health in Portland, Maine. Mr. Dufour is also a member of the executive committee of the Board of Directors of the Maine Bankers Association.
David C. Flanagan is currently President of Viking Lumber, Inc., a family-owned lumber and building supply business operating for over 70 years. Viking Lumber currently employs more than 200 people through its ten locations throughout the Mid-Coast, Down East, and Central Maine regions. Mr. Flanagan currently serves on the Board of Directors and is the Treasurer of Coastal Healthcare Alliance, a subsidiary of Maine Health.
S. Catherine Longley is currently the Executive Vice President and Chief Operating Officer of The Jackson Laboratory, in Bar Harbor, Maine, a position she has held since July 2018. She previously served as Vice President and Chief Financial Officer of The Jackson Laboratory. Prior to joining The Jackson Laboratory, Ms. Longley served as the Senior Vice President for Finance & Administration and Treasurer at Bowdoin College in Brunswick, Maine. Earlier in her career, Ms. Longley served as the commissioner of the Maine Department of Professional and Financial Regulation in the cabinet of former Governor Angus S. King, Jr. Ms. Longley previously practiced law at Verrill in Portland, Maine, where she served as a partner in the corporate law department. Ms. Longley currently serves as a Trustee of Maine Maritime Academy and previously served on various other boards, including an insurance company and nonprofit organizations.
Marie J. McCarthy is currently Chief Operations Officer at L.L.Bean, and has been with L.L. Bean since 1993. Working primarily in human resources throughout her career, Ms. McCarthy’s role with L.L. Bean has evolved in recent years to include current oversight of Operations, including Fulfillment, Returns, Manufacturing, Customer Satisfaction, and Corporate Facilities and Real Estate. Ms. McCarthy is a member of L.L. Bean’s Investment Committee and Benefits Committee, Retail Real Estate Committee (that governs store selection/construction), and Corporate Real Estate Committee (that oversees all corporate holdings). She has also been a Sponsor of L.L. Bean’s Diversity, Equity, and Inclusion efforts. In her leadership role at L.L. Bean, Ms. McCarthy supports over 3,500 employees and is well versed in all of the challenges that organizations face in hiring, developing and retaining talent in today’s competitive work environment. She is also responsible for managing extensive operations that serve L.L. Bean’s customers worldwide. Ms. McCarthy currently serves on the Board of Directors of Maine Health, and the Board of Directors of the Olympia Snowe Women’s Leadership Institute, and has shared her talents with a number of other nonprofit organizations over the years.
James H. Page, Ph.D. is Chancellor Emeritus of the University of Maine System. As Chancellor, he had executive responsibilities for the governance and administration of Maine's public universities, including more than 5,000 employees, seven campuses, law school and associated programs and facilities. Dr. Page was previously principal and CEO of James W. Sewall Company, which provides consulting services in forestry, engineering and geographic information management. Dr. Page currently consults on higher education matters nationwide. Dr. Page is recognized as a leader throughout Maine, and has received many awards for his professional and civic activity over the years.
Carl J. Soderberg is currently the President of Soderberg Company, Inc., a construction firm that has been in business for over 50 years, which he has led since 1992. He has served on numerous boards including as past director of The Bank of Maine and First Citizens Bank, where he also served as Vice Chairman from 2005–2007 and as a member of the Loan and Audit Committees of the board of directors from 1996–2007. Mr. Soderberg currently serves as a director of BigRock Mountain Ski Area, and is a former member of the University of Maine Presque Isle Foundation Executive committee and the Board of Directors for Cary Medical Center, where he served on the Strategic Planning Committee and as the Chairman of the Finance Committee.

Camden National Corporation 2023 Proxy Statement	23

Board of Director and Corporate Governance Information
DIRECTOR QUALIFICATIONS AND EXPERIENCE
The following table identifies the specific experience, qualifications, attributes, and skills that led to the conclusion by the Board that each director nominee should serve as a director of the Company. The table identifies the specific experience, qualifications, attributes, and skills that the Board would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. Other than directors nominated for election at the Annual Meeting, the Corporate Governance and Risk Committee and the Board did not currently evaluate whether these individuals should serve as directors, as the terms for which they have previously been elected continue beyond the Annual Meeting. This information supplements the biographical information previously provided. In addition to the information presented regarding each person’s specific experience, qualifications, attributes, and skills that led the Board to the conclusion that he or she should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and its shareholders.
DIRECTOR QUALIFICATIONS AND EXPERIENCE TABLE

	Bresnahan	Denekas	Dufour	Hatfield	Flanagan	Longley	McCarthy	Merrill	Page	Sawyer	Soderberg	Sterrs	Total
Business Experience
General Business Acumen	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Financial Services Industry Knowledge	✓		✓	✓	✓	✓				✓	✓	✓	8
Experience in Managing Growth		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Experience in Organization Development	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Executive Experience & Knowledge	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Financial Service Experience			✓	✓		✓				✓	✓		5
Audit, Compensation or Corporate Governance Experience	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	11
Regulatory Experience			✓	✓		✓				✓	✓	✓	6
Large Shareholder Relationship Experience			✓			✓				✓			3
Well Connected to the Community	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Professional Experience	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	11
Collegiality	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Industry Experience
Accounting			✓			✓				✓	✓	✓	5
Merchandising					✓		✓	✓			✓		4
Insurance		✓				✓							2
Technology & Cybersecurity			✓	✓			✓		✓	✓		✓	6
Asset Management	✓	✓	✓	✓		✓				✓		✓	7
Community Relations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Law		✓				✓							2
Management		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11

Camden National Corporation 2023 Proxy Statement	24

Board of Director and Corporate Governance Information
BOARD STATEMENT ON DIVERSITY, EQUITY AND INCLUSION
The Company and its Board are committed to creating an environment of diversity, equity and inclusion (“DEI”) throughout the organization. The Governance and Risk Committee has been appointed by the Board to oversee the Company’s response to DEI-related social matters, including development of policies, procedures and actions to promote a diverse work environment at the Company.
Camden National Corporation Board Diversity Statement

The Company values the benefits that diversity can bring to its Board of Directors. A diverse board reflects a variety of important perspectives in the boardroom, ultimately resulting in more informed decision making. Accordingly, in identifying potential nominees, the Governance and Risk Committee also considers whether a particular candidate adds to the overall diversity of the Board. The Committee seeks nominees with a broad diversity of experience, areas of expertise, professions and perspectives including, but not limited to, diversity with respect to age, race, ethnicity, gender, gender expression, and sexual orientation. The Committee will ensure that it will employ a variety of strategies to help develop a diverse candidate pool from which director nominees are selected.

Please refer to the “Corporate Governance and Risk Committee” section beginning on page 29 for a description of how the Corporate Governance and Risk Committee considers diversity when assessing potential director nominees.
The Company and the Board have been focused on attaining a high level of gender diversity. As of December 31, 2022, 42% of the Company’s Board of Directors and 58% of its executive management team (defined as all employees with the title of President and CEO or Executive Vice President) were women. In addition, as of December 31, 2022, the Company continues to meet NASDAQ’s board diversity objectives.

Board Diversity Matrix as of December 31, 2022
Total Number of Directors: 12
	Female	Male	Non-Binary	Did Not Disclosure Gender
Part I: Gender Identity
Directors	5	7	─	─
Part II: Demographic Background
African American or Black	1	─	─	─
Alaskan Native or Native American	─	─	─	─
Asian	─	─	─	─
Hispanic or Latinx	─	─	─	─
Native Hawaiian or Pacific Islander	─	─	─	─
White	4	7	─	─
Two or More Races or Ethnicities	─	─	─	─
LGBTQ+		1
Did Not Disclose Demographic Background		─

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Board of Director and Corporate Governance Information
Corporate Governance Information
We operate within a comprehensive plan of corporate governance for the purpose of defining director independence; assigning Board responsibilities; setting high standards of professional and personal conduct for directors, officers, and employees; and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. The Board has adopted a set of Corporate Governance Guidelines that provides additional information on board governance-related matters. The Board has also adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors, employees and officers. The Code of Conduct covers compliance with law; fair and honest dealings with the Company, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code of Conduct. In addition, the Company has adopted a Code of Ethics for Financial Officers, which applies to our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Corporate Controller, Treasurer, and all other officers of the Company in Finance and Audit. You can review our Corporate Governance Guidelines. Code of Business Conduct and Ethics and Financial Code of Ethics for Financial Officers on our website located under the “About — Investor Relations” tab at www.CamdenNational.bank. Any material amendments to either of these documents, or waivers of the Code (to the extent applicable to any of our directors or executive officers), will be disclosed promptly under the “About — Investor Relations” tab at www.CamdenNational.bank.
The Board and its Committees Oversee:
•Management’s development of the Company’s multi-year strategic plan and the annual financial operating plan, and monitor the implementation and progress of these plans.
•Our Company’s practice of high ethical standards and management’s implementation of effective policies and practices to protect the reputation and assets of the Company.
•Our audit functions and SOX program, our independent registered public accounting firm, and the integrity of our financial statements.
•Our Company’s creation and administration of appropriately designed compensation programs and plans.
•Management’s identification, measurement, monitoring and control of the Company’s material risks, including: Capital; Compliance and Legal; Interest Rate; Liquidity; Market; Operational; People and Compensation; Reputation; Strategic Alignment; Technology, including cybersecurity; and Vendor and Third Party.
Other Responsibilities of the Board and its Committees Include:
•Overseeing succession planning for our Board, CEO and other key executive management.
•Completing an annual formal self-evaluation of our Board.
•Identifying and evaluating director candidates and nominating qualified individuals to serve on our Board that reflect a diversity of experience, areas of expertise, perspectives, and characteristics.
•Overseeing the Company’s engagement with, and disclosure to, shareholders and other parties regarding ESG matters.
•Reviewing our CEO’s performance and approving the total annual compensation of our CEO and other executive officers.
LEADERSHIP STRUCTURE AND SUCCESSION PLANNING
The leadership structure of the Company is determined by the Corporate Governance and Risk Committee. The Corporate Governance and Risk Committee proposes director nominees to the Board for election by the shareholders, including any management directors. Except for the CEO of the Company, all directors of the Company are “independent” directors. The Chair of the Board is an independent director and, in accordance with the charter of the Corporate Governance and Risk Committee, serves as the Chair of the Corporate Governance and Risk Committee. The current policy of the Board is that the offices of the Chair of the Board and CEO should be separate and the Chair of the Board should be selected from among the independent directors. Management directors do not serve as Chairs of any of the Board’s Committees nor do they participate in the Corporate Governance and Risk Committee or Compensation Committee meetings unless by invitation of the committee chair.

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Board of Director and Corporate Governance Information
Upon our CEO's retirement from his/her management role, he or she shall also offer to tender to the Board his or her resignation as a member of the Board effective immediately concurrent with the retirement. The Corporate Governance and Risk Committee is required to evaluate the appropriateness of the former CEO’s continued service on the Board in light of the new circumstances, including any impact to the independence of the Board as a whole, and then recommend to the Board whether the Board should accept the resignation. The Corporate Governance and Risk Committee nominates the Chair and, if appropriate, Vice Chair roles for election by the entire Board. The independent directors meet in executive session periodically to help ensure that there is adequate oversight of management and that there is ample time to assess the Company’s activities separate from management.
In the ordinary course, the Board considers succession planning for the President and CEO, as well as other senior executives. As part of these succession planning activities, and although Mr. Dufour has not yet identified a specific date for retirement, the Board has formed a temporary committee of the Board to establish the process to identify a potential successor for Mr. Dufour as President and CEO of the Company (the “Succession Committee”). The Succession Committee is chaired by Mr. Sterrs, Chair of the Board, and Messrs. Flanagan and Soderberg and Mses. McCarthy and Sawyer serve as members of the Succession Committee. Mr. Dufour actively participates with and supports the Succession Committee but is not a voting member. The Succession Committee has identified a nationally recognized executive recruiting firm to coordinate the search, including any potential internal candidates. The transition is currently expected to extend into at least mid-2024.
SHAREHOLDER COMMUNICATION WITH THE BOARD
Our shareholders may communicate directly with the members of the Board by writing directly to those individuals c/o Camden National Corporation at the following address: Two Elm Street, Camden, Maine 04843. Our policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual director.
SHAREHOLDER DIRECTOR NOMINATIONS FOR THE 2024 ANNUAL MEETING
Nominations for election to the Board may be made by any shareholder of the Company. Shareholder director nominations for the Company's 2024 annual meeting must be made in writing and delivered or mailed to the Secretary of the Company at Two Elm Street, Camden, Maine 04843, no later than the close of business on February 23, 2024, which is the 90th day prior to the first anniversary of the Annual Meeting, nor earlier than the close of business on January 24, 2024, which is the 120th day prior to the first anniversary of the Annual Meeting. In the event that the date of the 2024 annual meeting is advanced by more than 30 days before, or delayed by more than 60 days after, such anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice is required to set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, the nominating shareholder must furnish (a) as to the nominating shareholder and the beneficial owner, if any, on whose behalf the proposal is made the name and residence address of the nominating shareholder; and (b) the number of shares of Common Stock owned by the nominating shareholder. The Chairperson presiding at the Annual Meeting may disregard any nominations not made in accordance with these requirements, and may instruct the inspector of election to disregard all votes cast for such nominee. If a shareholder should propose a candidate, we anticipate that the Corporate Governance and Risk Committee would evaluate that candidate on the basis of the criteria noted above and under “Corporate Governance and Risk Committee” on page 29. For additional information, please refer to Section 2.1 of our Bylaws and to “Shareholder Proposals for Next Annual Meeting” below.
In addition to satisfying all of the requirements under our bylaws, any shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the next annual meeting must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our bylaws.

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Board of Director and Corporate Governance Information
OTHER SHAREHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING
Shareholders may also present proper proposals (other than director nominations) for consideration at future shareholder meetings. Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2024 annual meeting of shareholders must be received by the Company by December 13, 2023. Shareholder proposals must also comply with the requirements as to form and substance established by the SEC for a proposal to be included in the proxy statement and form of proxy.
Shareholders may also propose business to be brought before an annual meeting, but not to be included in the Company's proxy statement, pursuant to our Bylaws. Under our Bylaws, to be timely, a shareholder’s notice to propose business to be considered by the shareholders at the Company's 2024 annual meeting of shareholders must be received by the Secretary of the Company no earlier than January 24, 2024 and no later than February 23, 2024.
DIRECTOR ATTENDANCE AT MEETINGS OF THE BOARD AND ITS COMMITTEES AND ANNUAL SHAREHOLDER MEETING
During 2022, the Board held twelve regular meetings and two special meetings. Each of the directors attended over 90% of the total number of meetings of the Board and the committees of the Board on which he or she served during the year. Although we do not have a formal policy regarding attendance by members of the Board at annual meetings of shareholders, we expect that our directors will attend the Annual Meeting, even though we recognize that directors occasionally may be unable to attend for personal or professional reasons. In 2022, all directors attended the annual meeting of shareholders.
The Board has five standing committees: Corporate Governance and Risk Committee, Audit Committee, Compensation Committee, Capital Planning Committee, and Technology Committee. The following table sets forth the members of the Board and the committees of the Board on which they serve as of December 31, 2022, including the Company's two new directors, Ms. Hatfield and Mr. Merrill, who were appointed effective December 31, 2022:

Name of Director	Corporate Governance and Risk	Audit	Compensation	Capital Planning	Technology

Non-Employee Directors:
Ann W. Bresnahan	✓	✓
Craig N. Denekas	✓	✓		✓
David C. Flanagan		✓
Rebecca K. Hatfield				✓
S. Catherine Longley				✓
Marie J. McCarthy			✓		✓
Robert D. Merrill					✓
James H. Page, Ph.D.		✓	✓
Robin A. Sawyer, CPA	✓		✓
Carl J. Soderberg	✓
Lawrence J. Sterrs			✓		✓
Employee Director:
Gregory A. Dufour				✓	✓
✓ – Member ● – Chair

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Board of Director and Corporate Governance Information
CORPORATE GOVERNANCE AND RISK COMMITTEE
The Company believes that a key element of effective risk management is strong corporate governance, and, accordingly, has combined the oversight of these areas in a single committee, the Corporate Governance and Risk Committee. This committee oversees the annual evaluation of the Board, Board Committees and management; oversees the Company’s risk management program; oversees engagement with, and disclosure to, shareholders and other parties regarding ESG matters; and reviews the adequacy of the Company’s Articles of Incorporation and Bylaws, Code of Business Conduct and the Corporate Governance Guidelines. The Company maintains many of its corporate documents on its website for public viewing, which can be located on the “About — Investor Relations” tab at www.CamdenNational.bank.
The Corporate Governance and Risk Committee also assists the Board by identifying and recommending individuals qualified to serve as directors of the Company, and as chairs and members of committees of the Board. The Corporate Governance and Risk Committee is responsible for certain corporate governance practices, including the development of ethical conduct standards for our directors, officers, and employees and an annual evaluation to determine whether the Board and its committees are functioning effectively.
The Corporate Governance and Risk Committee expects to identify nominees to serve as directors of the Company primarily by considering recommendations made by directors, management, and shareholders. The Corporate Governance and Risk Committee considers and evaluates all director candidates recommended by our shareholders in accordance with the procedures set forth in the Corporate Governance and Risk Committee’s charter, including by submitting with any recommendation supporting information outlined in the charter. A shareholder who wishes to recommend a director candidate for consideration by the Corporate Governance and Risk Committee may do so by submitting such recommendation and required supporting information to the Secretary of the Company at Two Elm Street, Camden, Maine 04843, who will forward all recommendations to the Corporate Governance and Risk Committee.
To be considered by the Corporate Governance and Risk Committee, all shareholder recommendations for director candidates must be submitted to the Secretary of the Company not less than 120 calendar days prior to the first anniversary of the date on which the Company’s proxy statement was mailed to shareholders in connection with the previous year’s annual meeting.
To date, the Corporate Governance and Risk Committee has not engaged any third parties to assist in identifying candidates for the Board. In general, the Corporate Governance and Risk Committee would expect to re-nominate incumbent directors who express an interest in continuing to serve on the Board. The Corporate Governance and Risk Committee’s charter provides that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that will assist the Board in fulfilling its responsibilities. In addition, the Board should reflect a diversity of experience, areas of expertise, perspectives, and characteristics, including, but not limited to, diversity with respect to age, race, ethnicity, gender, gender expression, and sexual orientation. To fulfill these expectations, the Corporate Governance and Risk Committee’s charter requires the Corporate Governance and Risk Committee to consider the value of diversity on the Board, including in all of the above forms, in selecting director nominees. The charter also requires any director nominee to meet the following minimum criteria:
•Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.
•Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.
•Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.
•Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company's stockholders and to fulfill the responsibilities of a director.

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Board of Director and Corporate Governance Information
In identifying and evaluating proposed director candidates, the Corporate Governance and Risk Committee may consider, in addition to the minimum qualifications and other criteria outlined above, any facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board. The Corporate Governance and Risk Committee’s charter prohibits the Corporate Governance and Risk Committee from discriminating against any nominee on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
The Company regards diversity on our Board as fundamental to strong corporate governance and diversity in our management team and workforce as a whole as essential to serving our customers and communities. As of December 31, 2022, 67% of our employees identified as female, 50% of our executive team identified as female, 20% of our named executive officers identified as female, 42% of our Board of Directors identified as female, 8% of our Board of Directors identified as racially diverse, and 8% of our Board of Directors identified as LGBTQ+.
The Corporate Governance and Risk Committee also oversees risk management practices for the Company. The Corporate Governance and Risk Committee reviews the Company’s Risk Appetite Statement and Risk Management Policy annually, and the Company’s Risk Assessment Process semi-annually. The Corporate Governance and Risk Committee then recommends the policy to the Board for approval. It is the intent of the Company and the Board to ensure, through this policy, which identifies our major areas of risk, and related policies, procedures and programs to manage those risks, that it has a sound enterprise risk management (“ERM”) program that identifies, measures, monitors, mitigates, and controls risk in the Company’s systems, processes, and people. Direct oversight and responsibility for the Company’s Risk Management Program is delegated to the Executive Vice President (“EVP”) of Enterprise Risk Management and Chief Risk Officer (“CRO”), who is a member of executive management. This structure reflects the Company’s commitment to risk management. The EVP of Enterprise Risk Management and CRO reports to the President and CEO of the Company and provides reports and serves as management’s liaison to both the Corporate Governance and Risk Committee and the Audit Committee. The Company’s Risk Management Program is designed to provide sufficient information to management and the Board to assist them in properly and adequately evaluating the Company’s compliance with the Risk Management Program.
In addition, information security, including cybersecurity, is a high priority for the Company, and its importance has been highlighted by numerous, highly publicized events in recent years that include cyberattacks, and more recently ransomware and phishing attempts, against financial institutions. The Board, through the various Board and management committees, actively oversees the management of risks related to cybersecurity through the following oversight:
•The Corporate Governance and Risk Committee has oversight of the ERM program, which includes overseeing the completion of the Company’s semi-annual Risk Assessment Process, reviewing the Company’s Risk Appetite Statement and Risk Management Policy, and overseeing the ongoing monitoring and reporting through the ERM program. This committee, as part of its risk oversight, reviews the Company’s cyber insurance policy and coverage levels annually.
•The Audit Committee has oversight of the monitoring and testing of the Company’s information security-related activities and internal controls governing information technology. The Company requires its employees to complete annual information security training and robust, ongoing employee testing, the results of which are reported to the Audit Committee.
•The Technology Committee is responsible for alignment of the Company’s Technology Plan with the Company’s overall strategic plan and priorities and to reasonably assure that adequate planning, resources, and investment are dedicated to technology that helps to fulfill the Company’s overall strategic objectives.
•The Management ERM Committee oversees the Company’s management of all business risks, including those related to cybersecurity, to reasonably assure that the Company manages risks effectively and makes well-informed decisions, while in pursuit of achieving acceptable returns. The foundation of the ERM program is the enterprise-wide framework that identifies and monitors the Company’s risk appetite; business strategy and risk coverage; governance and policies; risk data and infrastructure; measurement and evaluation; control environment; risk response and mitigation; and stress testing.
•The Management Disclosure Committee oversees the Company’s financial reporting, including its control environment and infrastructure under the Sarbanes-Oxley Act. The Management Disclosure Committee discusses any cybersecurity incidents at least quarterly, and considers the need for any related disclosure. There were no known cybersecurity breaches during 2022.

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Board of Director and Corporate Governance Information
•The Cybersecurity Incident Response Team (“CSIRT”) is responsible for defining and carrying out the Company's approach to incident monitoring, detection, response, and reporting. The CSIRT is a management-level team and is directed under the Company’s cybersecurity response plan, which is part of its information security policy and program.
Cybersecurity reports are provided to the Board on a regular basis. The Company’s Information Security Officer prepares and provides periodic training programs to members of the Board to assist the Board in remaining informed of the Company’s cybersecurity policies and practices. The Board is responsible for review and approval of the Company’s information security policy and program on an annual basis.
There can be no assurance that the Board’s risk oversight structure has identified and addressed every potential material risk, and there may be additional risks that could arise in the Company’s business. Both known and unknown risks could result in potential material financial and/or business losses despite the Board’s efforts to oversee risk.
The Corporate Governance and Risk Committee held six meetings during 2022.
In addition, in 2022, the Board formed the Succession Committee, a temporary committee of the Board, to establish the process to identify and recommend to the Board a potential successor for Mr. Dufour as President and CEO of the Company. See "Leadership Structure" on page 26 for additional details. The Succession Committee held six meetings during 2022.
The Corporate Governance and Risk Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
AUDIT COMMITTEE
The Audit Committee assists the Board in overseeing, among other things: (1) the integrity of the Company’s financial reports, including policies, procedures and practices regarding the preparation of the financial statements, the financial reporting process, disclosures, and internal control over financial reporting; (2) the Company’s compliance with legal and regulatory requirements; (3) the qualifications and independence of the Company’s independent accountants; and (4) the performance of the Company’s internal audit function and independent accountants.
The Audit Committee meets each quarter with the Company’s independent accountants and management to review the Company’s interim financial results, including the adequacy of the allowance for credit losses, before the publication of quarterly earnings press releases. On a quarterly basis, the Audit Committee also reviews the adequacy of the Company’s internal controls and summaries of regulatory examinations to assess the Company’s program for complying with laws and regulations. The Audit Committee also meets separately each quarter in executive session with the independent accountants. The Audit Committee oversees and approves the selection and performance of the internal auditors and reviews and approves the Company’s internal audit plan. Annually, the Audit Committee also reviews and updates its committee charter, reviews and self-evaluates its performance, and participates in the preparation of the audit report contained in this Proxy Statement. Also, a joint meeting with the Audit Committee and Technology Committee occurs annually to ensure that there is strong coordinated oversight of information security risks, including cybersecurity risks, that the Company faces.
Although the Audit Committee has the duties and responsibilities set forth above and as set forth in its charter, management is responsible for the internal controls and the financial reporting process, and the independent registered public accounting firm is responsible for performing an independent audit of our financial statements and our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon.
The Audit Committee has established procedures for the receipt, treatment, and retention of complaints on a confidential basis. We encourage employees and third-party individuals and organizations to report concerns about our internal accounting controls or auditing matters. The Audit Committee Complaint Procedures are reviewed and approved annually by the Audit Committee. A copy of the Audit Committee Complaint Procedures is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
The Board has determined that all five members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards. Additionally, the Board has determined that Ms. Longley (Chair) qualifies as an “audit committee financial expert” as defined by SEC rules. The Audit Committee met nine times during 2022. The Audit Committee operates under

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Board of Director and Corporate Governance Information
a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
Report of the Audit Committee
In accordance with the Audit Committee charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for preparing the financial statements and for designing and implementing the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with U.S. generally accepted accounting principles. The independent registered public accounting firm is responsible for expressing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received from the independent registered public accounting firm its written disclosures and letter regarding its independence from the Company, as required by applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm its independence from the Company and management. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence, and concluded that the auditors are independent.
During 2022, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for the year ended December 31, 2022, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. Respectfully submitted by the members of the Audit Committee of the Board:
S. Catherine Longley, Chair
Ann W. Bresnahan
Craig N. Denekas
David C. Flanagan
The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
COMPENSATION COMMITTEE
The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to compensation of the Company’s directors and executive officers and oversees the Company’s overall compensation and benefit programs. The Compensation Committee also reviews the Company’s incentive compensation and other equity plans and recommends changes to the plans as needed. The Compensation Committee reviews compensation for the Company’s CEO and executive officers, including its named executive officers, including base salary, annual incentive, long-term incentives, benefits and other elements of compensation. In addition to reviewing competitive market factors, the Compensation Committee also considers the total compensation mix and each element of compensation within the executive’s total compensation package.
The Compensation Committee met eight times during 2022. The Compensation Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
Compensation Committee Interlocks and Insider Participation
Messrs. Flanagan (Chair), Page, and Sterrs and Mses. McCarthy and Sawyer served as members of the Compensation Committee for the calendar year 2022. We have no Compensation Committee interlocks. None of our Compensation Committee members is a current officer or employee of the Company. None of the members of the Compensation Committee has ever served as an

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Board of Director and Corporate Governance Information
officer or an employee of the Company and none of our executive officers has served as a member of a compensation committee or as a director of any entity that has an executive officer who serves as a member of our Compensation Committee or the Board.
CAPITAL PLANNING COMMITTEE
The Capital Planning Committee assists the Board in fulfilling the Board’s responsibilities relating to management of capital for the Company and its subsidiaries, and coordinates capital generation and deployment activities. The Capital Planning Committee is also responsible for overseeing compliance with the Company's regulatory capital requirements. This committee met four times during 2022. The Capital Planning Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
TECHNOLOGY COMMITTEE
The Technology Committee assists the Board in fulfilling the Board’s responsibilities for alignment of the Company’s Technology Plan with the Company’s overall strategic plan and priorities and to reasonably assure that adequate planning, resources and investment are dedicated to technology that helps to fulfill the Company’s overall strategic objectives. This committee met five times during 2022, which included a joint committee meeting with the Audit Committee to provide strong coordinated oversight of information security risks, including cybersecurity risks, that the Company faces. The Technology Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.bank.
BOARD EVALUATIONS
On an annual basis, Board members complete a confidential survey provided through an outside firm which solicits feedback from our directors with respect to the effectiveness of the Board. All nominees who are members of the Board are peer-evaluated and complete a self-evaluation which is reviewed by the Corporate Governance and Risk Committee when recommending a slate of candidates to be nominated by the Board. Each year, each committee reviews its charter and evaluates performance based on the specific committee charter requirements. This evaluation is reflected in the committee minutes that are reported to the Board.
MANDATORY DIRECTOR RETIREMENT
The Company’s Corporate Governance Guidelines require directors to offer to tender their retirement from the Board immediately upon reaching the age of 72. The Corporate Governance and Risk Committee evaluates the appropriateness of any such director’s continued service on the Board and recommends to the Board whether to accept the director’s resignation.
DIRECTOR STOCK OWNERSHIP GUIDELINES
The Company’s Corporate Governance Guidelines require directors to beneficially own shares of Common Stock of the Company having a market value of $150,000 (“Qualifying Shares”). The Board may, in its discretion, permit a director to satisfy the Qualifying Shares requirement by agreeing to purchase, within 90 days of such person’s election as a director, at least 100 shares of Common Stock of the Company and applying 100% of such person’s directors fees, after taxes, to purchasing the balance of the Qualifying Shares, subject to trading window requirements. As of December 31, 2022, all directors meet or exceed the Qualifying Shares requirement.
ANTI-HEDGING AND PLEDGING RESTRICTION POLICY
The Company has adopted a policy that, among other things, prohibits any director or officer from engaging in any hedging transactions (which includes short sale transactions, purchases of the Company’s Common Stock on margin, and buying or selling any puts, calls or other derivative transactions that have the effect of reducing the economic exposure to the shares of Common Stock). In addition, directors and officers are prohibited from pledging shares of the Company’s Common Stock as collateral for a loan, although exceptions to this pledging limitation may be granted for good cause.

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Board of Director and Corporate Governance Information
DIRECTOR INDEPENDENCE
The Board has determined that the following directors, constituting eleven of the Company’s twelve directors, are each an “independent director” as such term is defined in NASDAQ’s listing standards: Messrs. Denekas, Flanagan, Merrill, Page, Soderberg, and Sterrs; and Mses. Bresnahan, Hatfield, Longley, McCarthy and Sawyer. In determining Mr. Denekas' independence, the Board considered that the Company sublets office space from the Libra Foundation, a non-profit organization where Mr. Denekas is the Chief Executive Officer. The Board concluded that such relationship would not be considered to impair Mr. Denekas’ independence. The Board also has determined that each member of the Corporate Governance and Risk Committee, the Audit Committee, and the Compensation Committee meets the independence requirements applicable to those committees as prescribed by NASDAQ, the SEC, the Internal Revenue Service (“IRS”), and applicable committee charters.
DIRECTOR COMPENSATION
The Company uses director compensation, which includes cash retainers, per-meeting fees and equity grants, to attract and retain qualified candidates to serve on the Board. Any employee who also serves as a director, currently only our President and CEO, does not receive any compensation for their service as a director. The following table shows total compensation, and its components, earned by or awarded to each non-employee director for the year ended December 31, 2022, who served on the Company’s Board during 2022:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Changes in Nonqualified Deferred Compensation Earnings ($)(3)	Total ($)

Ann W. Bresnahan	48,550	35,039	—	83,589
Craig N. Denekas	47,447	35,039	—	82,486
David C. Flanagan	63,084	35,039	—	98,123
Rebecca K. Hatfield	—	14,592	—	14,592
S. Catherine Longley	53,600	35,039	—	88,639
Marie J. McCarthy	47,312	35,039	—	82,351
Robert D. Merrill	40,500	35,039	—	75,539
James H. Page	44,925	35,039	—	79,964
Robin A. Sawyer	48,725	35,039	—	83,764
Carl J. Soderberg	50,165	35,039	—	85,204
Lawrence J. Sterrs(4)	102,320	35,039	—	137,359
1.Includes fees for which the director has elected to receive shares of our Common Stock in lieu of cash. The number of shares of stock received by each director in lieu of cash during 2022 was as follows: 1,063 shares for Mr. Denekas, 1,418 shares for Mr. Flanagan, 1,067 shares for Ms. McCarthy, 1,132 shares for Mr. Soderberg and 574 shares for Mr. Sterrs. The number of shares issued to each participating director for director fees in lieu of cash is calculated using the Company's closing share price on March 20, June 20, September 20 and December 20 (or the previous business day), subject to the Company's Insider Trading Policy.
The fees earned for Messrs. Flanagan, Soderberg and Sterrs and Mses. Bresnahan and Sawyer include committee fees received from the Bank for committee membership. The fees earned for Mr. Sterrs also include fees received as Chair of the Bank.
The fees earned for Mr. Merrill were received from the Bank for committee membership in their entirety, as he was appointed as a director of the Company effective December 31, 2022.
Ms. Hatfield did not earn fees during 2022 as she was appointed as director of the Company effective December 31, 2022.
2.The amounts shown reflect the aggregate grant date fair value of shares granted during 2022 without restriction, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718. See Note 17 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 regarding assumptions underlying valuation of equity awards. We maintain an Independent Directors’ Equity Compensation Program (“IDECP”), which is a sub-program under the 2022 Equity and Incentive Plan. Under the IDECP, each independent director of the Company and Bank receives an annual grant of

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Board of Director and Corporate Governance Information
Company stock with a grant date fair value of approximately $35,000, determined based on the closing share price of a share of Company stock on the grant date with vesting terms set by the Compensation Committee annually. Each Company and Bank director, with the exception of Ms. Hatfield, received 783 shares of Company stock on May 1, 2022, based on the Company’s April 29, 2022 closing price of $44.75 per share. Ms. Hatfield was appointed to the Company's Board effective December 31, 2022 and received a prorated award of 350 shares based on the December 30, 2022 (the last business day of the 2022 fiscal year) closing stock price of $41.69. Shares granted to our independent directors in 2022 were fully vested on the grant date and not subject to any restrictions. At December 31, 2022, none of our independent directors held any unvested stock or unexercised options.
3.We maintain a Camden National Corporation Deferred Compensation Plan. Under this plan, deferred amounts are valued based on corresponding investments in certain investment funds which may be selected by the director. No plan earnings are considered to be “above-market” or “preferential” and as such no amounts are reported in this column.
4.Mr. Sterrs served as the chair of the Company and the Bank during 2022.
Director Retainer Fees, Meeting Fees and Equity Grants
The Compensation Committee engages Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant to the Compensation Committee, to research and analyze independent director compensation on an annual basis.
The tables below outline the schedule of fees paid to Company and Bank directors for their services during 2022:

	Annual Retainer			Annual Equity Grant ($)
2022 Director Compensation Components	Chair ($)	Member ($)	Meeting Fee ($)

Camden National Corporation Board of Directors	45,000(1)	20,000	1,000	35,000
Audit Committee	10,000	—	825	—
Compensation Committee	7,500	—	825	—
Corporate Governance and Risk Committee	5,000	—	825	—
Other Committees, including: (1) Capital Planning, (2) Technology, and (3) Bank Committees	—	—	500	—
1.Fees received as Chair of the Company and Chair of the Bank Board are $27,500 and $17,500, respectively.
In 2022, the Compensation Committee, with the support of Meridian, completed its annual market review of independent director compensation, and based on this analysis and consideration of growing director responsibilities, the Board approved an increase in director compensation, effective January 1, 2023. The changes to the Company’s director compensation program were as follows: (1) the annual retainer for the Company Chair and Bank Chair each increased by $7,500 and (2) the annual retainer for the Corporate Governance and Risk Committee Chair was increased by $2,500. The table below outlines the schedule of fees to be paid to Company and Bank directors for their services during 2023:

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Board of Director and Corporate Governance Information

	Annual Retainer			Annual Equity Grant ($)
2023 Director Compensation Components	Chair ($)	Member ($)	Meeting Fee ($)

Camden National Corporation Board of Directors	60,000(1)	20,000	1,000	35,000
Audit Committee	10,000	—	825	—
Compensation Committee	7,500	—	825	—
Corporate Governance and Risk Committee	7,500	—	825	—
Other Committees, including: (1) Capital Planning, (2) Technology, and (3) Bank Committees	—	—	500	—
1.Fees received as Chair of the Company and Chair of the Bank Board are $35,000 and $25,000, respectively.
DIRECTOR DEFERRED COMPENSATION PLAN
The Company maintains the Camden National Corporation Deferred Compensation Plan under which each non-employee director of the Company and the Bank may annually elect to defer all or a portion of his or her annual retainer and/or chair and meeting fees, subject to the “Director Stock Ownership Guidelines” outlined on page 33. Under the Deferred Compensation Plan, a participating director may elect from various payment alternatives, although full payout must be made no later than the tenth anniversary of the director’s separation from service. Deferred amounts are valued based on corresponding notional investments in certain investment funds (similar to those offered in the Company’s 401(k) Plan) that are selected by the participating director. The Camden National Corporation Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.
Related Party Transactions
The Board has a written Related Party Transactions Policy and uses a centralized process under the EVP, Enterprise Risk Management and CRO’s responsibility to review, monitor and report transactions with related parties. The Related Party Transactions Policy sets forth our policies and procedures for reviewing and approving any transaction with related persons (which includes directors, director nominees, executive officers, shareholders holding 5% or more of our voting securities, or any immediate family member or affiliated entity of the foregoing). Our policies and procedures cover, among others, any transaction in which: (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) our Company is a participant, and (3) a related person has or will have a direct or indirect material interest (each, a “Related Party Transaction”). Under these policies and procedures, all proposed Related Party Transactions must be submitted by the EVP, Risk Management and CRO to the Corporate Governance and Risk Committee or its Chair for approval. Any Related Party Transaction approved by the Chair of the Corporate Governance and Risk Committee must be reported at the next meeting of the Corporate Governance and Risk Committee or the Board. The Corporate Governance and Risk Committee will approve only those Related Party Transactions that it determines are in good faith and consistent with the best interests of the Company and its shareholders. If a Related Party Transaction was entered into without being submitted for prior approval, the Corporate Governance and Risk Committee would take appropriate action, including, but not limited to, rescinding the Related Party Transaction.
During 2022, there were no Related Party Transactions, other than the financial transactions described below. There were no Related Party Transactions entered into in 2022 for which our policies and procedures were not followed, or that were not required to be reviewed, approved or ratified under our policies and procedures.
The Company’s nominees for directors, continuing directors and executive officers, members of the immediate family of continuing directors and executive officers, and entities which directors, continuing directors or executive officers control (other than subsidiaries of the Company) have had, and are expected to have in the future, loan transactions with one or more of the Company’s subsidiaries. As of December 31, 2022, the outstanding loans, including unused commitments, by the Company’s subsidiary bank to the Company’s nominees for directors, continuing directors and executive officers amounted to an aggregate of approximately $10.9 million. These loans were made in the ordinary course of business on substantially the same terms,

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Board of Director and Corporate Governance Information
including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.
All loans made by the Company and its bank subsidiary to directors and executive officers are regulated by the Company’s federal regulators. These regulations (known as “Regulation O”) set forth various practices and reporting requirements for loans to directors and officers. In addition, SOX permits banks and bank holding companies to extend credit to their directors and officers, provided that such extensions of credit are (a) made or provided in the ordinary course of the consumer credit business of such issuer; (b) of a type that is generally made available by such issuer to the public; and (c) made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer. We have adopted written policies to implement the requirements of Regulation O, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors of the appropriate subsidiary. We believe that all extensions of credit to our directors and officers satisfy the foregoing conditions.

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Executive Officer Information
IDENTIFICATION OF NAMED EXECUTIVE OFFICERS
For 2022, our “named executive officers,” as defined in Item 402 of Regulation S-K, were as set forth below:

Name	Position with Company or Bank	Age
Gregory A. Dufour	President and Chief Executive Officer	62
Michael R. Archer	Executive Vice President, Chief Financial Officer	39
William H. Martel	Executive Vice President, Chief Technology Officer	53
Timothy P. Nightingale	Executive Vice President, Chief Credit Officer	65
Patricia A. Rose	Executive Vice President, Retail and Mortgage Banking	59
Refer to the Company’s December 31, 2022 Report on Form 10-K, Part I, Item 1. "Business — Information about our Executive Officers" for additional information about the Company’s named executive officers.
All of the named executive officers hold office at the discretion of the Board. There are no arrangements or understandings between any of the Company’s executive officers or any other persons pursuant to which any executive officer has been selected as an executive officer. There are no “family relationships” between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, as the SEC defines that term.

Camden National Corporation 2023 Proxy Statement	38

Compensation Discussion and Analysis
OVERVIEW
The Compensation Committee has responsibility for establishing, implementing and monitoring our compensation programs' and pay practices' adherence with our executive compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to executives is fair, reasonable, competitive, performance-based and aligns with shareholders' interests. The Compensation Committee intends this Compensation Discussion and Analysis (“CD&A”) to provide full, transparent disclosure of what we believe to be a comprehensive, carefully designed compensation structure that drives long-term shareholder value. Addressed in the discussion are the compensation determinations for the Company’s named executive officers listed in the above table and the rationale for those determinations. The compensation tables for the named executive officers provide more detailed information beginning on page 59.
EXECUTIVE SUMMARY
Throughout 2022, the Company, along with the broader financial services industry, was faced with another year of volatility and dynamic market fluctuations. During 2020 and 2021, the broader volatility across the market was driven by the COVID-19 pandemic, while during 2022, the volatility was led by the macroeconomic environment, including sharply rising interest rates in response to elevated inflation. Although the Company is not immune to the impact of sharp and quick shifts in the market, in 2022 it was well-positioned not only to withstand market turbulence but to continue to execute on its long-term strategic deliverables. Below is a summary of the Company's financial results and certain strategic actions and achievements that occurred during 2022.
Financial Results
For 2022, the Company reported net income of $61.4 million and $4.17 diluted earnings per share. Although those figures represent an 11% and 9% decrease from record earnings last year, respectively, this decline was attributable to changes in market conditions between 2021 and 2022, which drove lower residential mortgage banking activity as interest rates rose sharply, an increase in provision expense as concerns of a slowing economy mounted, and abatement of loan income earned in 2021 and 2020 from the Small Business Administration Paycheck Protection Program (“SBA PPP”) that was issued in response to the COVID-19 pandemic. Adjusting for income tax expense, provision expense and SBA PPP loan income (non-GAAP)1, earnings in 2022 grew 7% over 2021 led by record revenue growth and prudent management of expenses, while continuing to invest in the businesses, as highlighted by maintaining an efficiency ratio (non-GAAP)1 in the mid-50's for 2022.
Our financial highlights for 2022 include:
Strong Financial Returns – Return on average equity and return on average tangible equity (non-GAAP)1 each increased over last year, producing strong returns on capital for our shareholders of 13.15% and 16.71%, respectively.
Strong Loan Growth – Loans grew 17% in 2022, led by residential real estate loan growth of 30%, commercial loan growth of 18% and commercial real estate loan growth of 9%.
Deposit Growth – Deposits grew 5%, led by combined interest and non-interest checking growth of 10%.
1 Refer to Appendix C on page 83 for a description of non-GAAP measures and a reconciliation of non-GAAP to GAAP financial information.

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Compensation Discussion and Analysis
Strong Credit Quality – Key credit quality metrics in both commercial and consumer portfolios remain resilient, despite the macroeconomic pressures created by rapidly rising interest rates and growing concern of a recession in the near-term. Asset quality continues to be a source of strength for the Company, with non-performing loans of 0.13% of total loans and non-performing assets of 0.09% of total assets as of December 31, 2022.
Shareholder Returns – We increased our cash dividend paid per share by 9% over the last year to $1.62 for 2022. Over the past five years, the Company's annual cash dividend has increased 12% on a compounded basis. The increase reflects our ability to generate long-term, sustainable earnings and our commitment to deliver meaningful returns to our shareholders. In 2022, our annualized dividend yield reached 4.03%, based on our closing stock price of $41.69, on December 30, 2022 (the last business day of the year).
We deployed $10.2 million of capital through the repurchase of 225,245 shares of the Company's common stock.
Strong Capital Position – At December 31, 2022, all of our regulatory capital ratios were well in excess of regulatory capital requirements. Our capital and loan reserve levels, along with our strong credit quality position us for continued success in light of current market conditions that are both dynamic and volatile.

Financial Highlights ($ in thousands, except per share data)	2021	2022	Change

Earnings and Profitability
Net income	$69,014	$61,439	(11)%
Diluted earnings per share (“EPS”)	$4.60	$4.17	(9)%
Earnings before income taxes, provision for credit losses and SBA PPP loan income (non-GAAP)(1)	$75,281	$80,293	7%
Return on average assets	1.31%	1.12%	(0.19)%
Return on average equity	12.72%	13.15%	0.43%
Return on average tangible equity (non-GAAP)(1)	15.61%	16.71%	1.10%
Efficiency ratio (non-GAAP)(1)	54.85%	56.16%	1.31%
Balance Sheet
Loans	$3,431,474	$4,010,353	17%
Deposits	$4,608,889	$4,826,929	5%
Cash dividends declared per share	$1.48	$1.62	9%
Credit Quality and Capital
Non-performing assets to total assets	0.13%	0.09%	(0.04)%
Allowance for credit losses on Loans to total loans	0.97%	0.92%	(0.05)%
Total risk-based capital ratio	14.71%	13.80%	(0.91)%
Tangible common equity ratio (non-GAAP)(1)	8.22%	6.37%	(1.85)%
1.Refer to Appendix C on page 83 for a description of non-GAAP measures and a reconciliation of non-GAAP to GAAP financial information.
People and Technology
Continued to Operate in a Hybrid Work Environment – Authorized part-time and, in certain cases, full-time, work-from-home arrangements to promote a flexible working environment and to remain competitive in employee retention and recruiting. As of December 31, 2022, approximately 55% of our non-branch employees worked remotely or in a hybrid arrangement.

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Compensation Discussion and Analysis
Improved our Employee Engagement – In our 2022 employee engagement survey conducted by Gallup (a nationally recognized independent employee engagement firm), the Company’s overall employee engagement score improved from 4.25 to 4.34 on a five-point scale, placing us in the 70th percentile of companies measured by Gallup. Our score continues to trend higher than the Company’s employee engagement scores prior to the COVID-19 pandemic.
Continue to Invest in Technology – We continue to invest in technology to enhance our customers' experiences, increase internal productivity and efficiency, and enhance our overall information security posture. Some examples include:
•Investments in various digital channels we use to communicate and interact with our customers, including online banking, our mobile app, and phone and mobile text technology.
•Investments in robotic process automation, commonly referred to as “RPA,” to create process efficiencies and increase production.
•Investments in our information security infrastructure.
Focused on DEI – The Company has a DEI Council that is self-governed by employees and represents the diversity of our employee population, including employees who identify as racially diverse and LGBTQ+. Mr. Dufour serves as the Executive Sponsor of this council. In 2022, the DEI Council worked to formally adopt a new, Board-approved core value:
"Diversity realized through inclusion and respect."
This core value reflects the Company's continued commitment to embedding diversity throughout our culture.
Additionally, to help illustrate all that we strive for and accomplish each day at the Company in support of our DEI efforts, the DEI Council introduced a Board-approved diversity statement that celebrates our current DEI and that, at the same time, is aspirational for continued DEI.

At Camden National Bank, we endeavor to change lives for the better and provide stability and resiliency within our communities, welcoming customers and employees where they are in their journey. Our friendly approach fosters an inclusive environment for people of all backgrounds and experiences that encourages fresh perspectives and insists on a respectful workplace culture where everyone belongs.

Recognized by Prominent Organizations – During 2022, we were recognized by several organizations for our financial success and our work with our customers and employees.

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Compensation Discussion and Analysis
Community Focus
Our approach to community investment focuses on increasing the economic vitality of our communities. The following points further illustrate our commitment to our communities.
•Our Community Reinvestment Act (“CRA”) rating from our primary regulator, the Office of the Comptroller of the Currency, last issued in 2021, is “Outstanding,” the highest possible rating.
•Our community development efforts proactively address the community and economic development needs of our local communities. In 2022 we made:
•$72.0 million in community development loans to 35 organizations.
•$5.9 million in community development investments, bringing our total current committed and funded community development investments to $16 million.
•Our community giving is dedicated to building healthier, more resilient, and more inclusive communities throughout our footprint. We view community giving as the foundation of our responsible growth, and we are grateful for the impact nonprofits have on the communities where we live, work, and serve customers.
•In 2022, we donated $614,000 to nearly 300 non-profit organizations throughout our communities.
•Hope@Home - To support the services and programs provided by local homeless shelters, Camden National Bank donates $100 for every new home it finances to a local homeless shelter in the homeowner’s name.
•Since the program began in 2015, it has provided $700,000 in unrestricted funding for over 50 homeless shelters.
•Leaders & Luminaries - To shine a light on local nonprofit board members who demonstrate innovative thinking and outstanding board governance to advance their organization’s mission and impact, the Company, through The Bank of Maine Charitable Foundation, annually donates $20,000 to local nonprofit organizations on behalf of their board leaders.
•Since the program began in 2011, The Bank of Maine Charitable Foundation has awarded $220,000 to 58 nonprofits.
•Volunteer - We actively encourage our employees to volunteer their time to support nonprofit organizations.
•In 2022, our employees logged nearly 9,000 volunteer hours with approximately 287 nonprofit organizations. We are proud of how our employees creatively shared their energy and expertise with a wide array of programs and the Company donated an additional $29,250 to 106 nonprofits in honor of employee volunteers.
•Over 12% of our employees serve on 104 nonprofit boards, offering hands-on technical assistance and bringing essential skill sets to nonprofit boards, which helps advance nonprofit organizations while also fulfilling our CRA commitment.

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Compensation Discussion and Analysis
COMPENSATION BEST PRACTICES AND SOUND GOVERNANCE
Our compensation programs incorporate best practices, including the following:

What We Do		What We Don’t Do
✓	Provide long-term incentives, 50% of which are performance-based and only vest upon achievement of predefined performance goals	✗	Provide excise tax gross-up on change-in-control payments
✓	Utilize an independent compensation consultant	✗	Allow current payment of dividends on unearned performance shares
✓	Benchmark our executive compensation practices to peer companies so that our executive compensation remains consistent with market practices	✗	Allow executive officers to engage in hedging transactions
✓	Impose caps on short-term and long-term incentive compensation payments	✗	Maintain employment contracts
✓	Perform an annual incentive compensation risk assessment for all active executive and employee incentive compensation plans
✓	Maintain stock ownership guidelines for the CEO and the Company's other named executive officers
✓	Deliver a significant portion of executive pay in the form of performance-based compensation to align pay and performance
✓	Provide for double trigger vesting in the Company's change-in-control agreements (other than in the legacy Supplemental Executive Retirement Plan (“SERP”))
✓	Maintain a clawback policy

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Compensation Discussion and Analysis
COMPENSATION PHILOSOPHY AND OBJECTIVES
The Company’s compensation philosophy is to attract and retain highly qualified executive officers by providing a mix of salary, incentives and benefits that appropriately motivate while also maximizing shareholder value. This is achieved by establishing meaningful performance goals that discourage risk-related behaviors, and ensuring executive officers have comprehensive knowledge of their total compensation package.
The compensation programs for the Company’s executive officers have been designed to:
•Provide competitive base salaries, and short- and long-term incentives that align the interests of the executive officers with the Company’s short- and long-term financial goals;
•Drive performance and motivate executive officers toward the goal of enhancing long-term shareholder value;
•Balance cash and equity compensation with a focus on increasing an executive officer’s equity ownership in the Company over time;
•Attract and retain highly qualified executive officers needed to achieve strategic goals, and maintain a stable executive management group; and
•Allow flexibility in responding to business needs and the constraints and dynamic conditions in the markets in which we do business, as well as to changing laws and accounting standards.
Decisions regarding executive compensation are evaluated in light of the Company’s performance, local and regional job market availability for each position, economic conditions in New England, and the Company’s short- and long-term business plans. Moreover, the Compensation Committee’s goal is to review and analyze each element of compensation, considering the entire compensation package. The Compensation Committee seeks to ensure that rewards for executive officers, such as annual incentives and equity compensation, are appropriate in relation to shareholder returns for the same period.
The Compensation Committee’s objective to provide for competitive pay for executives is to target pay at the market median with actual pay varying to reflect the Company's performance and individual performance. The Compensation Committee believes this approach is necessary to continue to attract and retain the executive talent needed to fulfill the Company’s strategic objectives because this compensation approach results in compensation levels that are more comparable to our market peers and competitors.
EMPHASIS ON “AT RISK”/PERFORMANCE-BASED PAY
For 2022, 44% of our CEO’s target total compensation and 35% of our named executive officers' target total compensation (i.e., base salary, target annual short-term incentives (“STI”) and target long-term incentives (“LTI”)) was “at risk” compensation directly contingent on the Company’s performance and stock price. This pay mix is consistent with the compensation approach taken by companies in our peer group. Actual annual incentives and LTI awards are subject to the achievement of pre-established performance goals and designed to link directly to shareholder value. Base salary and other fixed elements of compensation are essential to any compensation program and relevant to recruiting and retaining top talent. However, we believe that “at risk” compensation for our named executive officers should be a significant portion of their pay mix. Our 2022 compensation reflects this philosophy. The following charts illustrate the 2022 pay mix for our CEO and the average of our other named executive officers at target performance levels:

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Compensation Discussion and Analysis
ROLE OF SHAREHOLDER SAY-ON-PAY VOTES
The Company provides its shareholders with the opportunity to cast an annual advisory vote to approve the compensation of the named executive officers (“Say-on-Pay”). At the Annual Meeting of Shareholders held on April 26, 2022, 98% of the votes cast on the Say-on-Pay proposal were voted in favor of the proposal. As we evaluated our compensation practices throughout 2022, we were mindful of the strong support that our shareholders expressed for our philosophy of linking compensation to performance and the interests of the Company’s shareholders. As a result, the Compensation Committee maintained the same principles and philosophy that it has used in previous years in determining executive compensation. The Compensation Committee will continue to consider shareholder feedback in the future.
ROLE OF THE COMPENSATION COMMITTEE
The duties and responsibilities of the Compensation Committee include, among other things, overseeing the Company’s overall executive compensation philosophy, measuring performance with respect to established goals and objectives, designing the components of executive compensation, reviewing the Company’s executive officer compensation plans and the risks these plans pose to the Company, and establishing compensation for the Company’s executive officers.
The Compensation Committee assists the Board in fulfilling the Board’s responsibilities related to compensation of directors and executive officers, and oversees the Company’s total compensation, benefits and rewards programs. The Compensation Committee also oversees the preparation of executive compensation disclosures for inclusion in the Company’s annual proxy statement. The Compensation Committee makes compensation decisions for the Company’s named executive officers, including establishing frameworks for how executives will be compensated, and approves equity awards at the executive officer level. The Compensation Committee receives recommendations concerning these matters from the CEO for executive officers, other than for the CEO’s own compensation. For non-executive officers, the CEO is responsible for establishing the framework, including salary adjustments and annual equity and non-equity incentive plan award amounts, for how these individuals will be compensated. Annually, the Compensation Committee approves a discretionary pool of equity awards to be granted by the CEO. In addition, decisions regarding non-equity compensation for non-executive officers are made by the CEO in conjunction with members of executive management. As is the case with the executive officers, the Compensation Committee can exercise its judgment in modifying recommended adjustments or awards for these individuals.

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Compensation Discussion and Analysis
ROLE OF EXECUTIVES AND SENIOR MANAGEMENT
The Company’s management provides information and input as requested by the Compensation Committee to facilitate decisions related to executive compensation. Members of management may be asked to provide input relating to potential changes in compensation programs for review by the Compensation Committee. The Compensation Committee occasionally requests members of management to be present at meetings where executive compensation and Company or individual performances are discussed and evaluated. Management is free to provide insight, suggestions or recommendations regarding executive compensation. However, only Compensation Committee members vote on decisions regarding executive compensation.
In 2022, Heather D. Robinson, Executive Vice President (“EVP”), Chief Human Resource Officer, served as management’s liaison to the Compensation Committee. Ms. Robinson assisted in the administration of executive compensation programs, prepared Compensation Committee and Board meeting materials, worked with consultants and legal counsel engaged by the Compensation Committee, and performed work as requested. Michael R. Archer, EVP, CFO provided the Compensation Committee with periodic updates on the Company’s financial performance measures under the short- and long-term incentive programs. Gregory A. Dufour, President and CEO, attended portions of certain Compensation Committee meetings at the invitation of the Compensation Committee’s Chair and made recommendations with respect to base salary, annual incentives, and equity compensation for executive officers who report to him. Mr. Dufour was not present for any portion of Compensation Committee meetings in which his own compensation was discussed or voted on.
Although management may provide insight, suggestions or recommendations regarding executive compensation, they are not present during the Compensation Committee’s deliberations or vote. Only Compensation Committee members vote on decisions regarding executive compensation. The Compensation Committee periodically meets in executive session without management present.
INCENTIVE RISK REVIEW
The Company's management, with the support of the Compensation Committee, created the Management Incentive Oversight Committee to oversee, monitor and assess the risks of all active executive and employee incentive compensation plans. Annually, the incentive plans are evaluated by the Management Incentive Oversight Committee to assess risk management processes and risk mitigation practices. As such, internal control structures are in place, and we believe continue to be appropriate, to maintain the Company’s risk profile within acceptable limits and to help ensure that employees are not incentivized to take excessive risk positions. Based upon the review of the various program design features that drive compensation, the business planning and budgeting processes, the internal controls which support the accurate reporting of actual results, and the risk management processes and mitigating features that ensure that management operates within established risk tolerance guidelines, it was determined that the Company’s incentive plans do not lead to excessive risk taking pursuant to industry standards.
ROLE OF CONSULTANTS AND ADVISERS
The Compensation Committee uses the services of various consultants and advisers when it deems necessary and appropriate. The Compensation Committee engages independent compensation consultants to provide guidance in several critical areas, such as benchmarking and best practice analysis, understanding shareholder perspectives, assessing director and executive compensation, supporting regulatory reporting, providing peer group analysis, reviewing policies and procedures, providing education, briefing on trends and changes, and explaining the impact of regulation on compensation and incentive practices.
The Compensation Committee engaged the consulting services of Meridian to provide independent advice and counsel related to executive and board compensation, as well as the Company’s 2022 Equity and Incentive Plan. The Compensation Committee has also used the services of Sullivan & Cromwell, LLP (“S&C”), to advise on its compensation plans and programs and their administration, documentation, and legal and regulatory requirements. Specifically, the Compensation Committee engaged S&C to provide independent advice and counsel for the Company’s 2022 Equity and Incentive Plan.
The Compensation Committee considered the independence of Meridian in light of SEC and NASDAQ rules for compensation committees and compensation consultants. The Compensation Committee assessed the independence of Meridian by addressing the following factors: (1) other services provided to the Company; (2) fees paid by the Company as a percentage of total revenue; (3) policies or procedures maintained by the adviser that are designed to prevent a conflict of interest; (4) any business or personal relationships between the adviser and a member of the Compensation Committee; (5) any Company stock owned by

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Compensation Discussion and Analysis
the adviser; and (6) any business or personal relationships between our executive officers and the adviser. The Compensation Committee discussed these considerations and concluded that the work performed by Meridian did not raise any conflict of interest.
COMPENSATION COMMITTEE ACTIVITY AND KEY INITIATIVES DURING 2022
The Compensation Committee evaluates existing compensation program components on a periodic basis to maintain the Company’s competitive position in the marketplace and to meet its goal of attracting, motivating, and retaining key executives.
The Compensation Committee met eight times in 2022 and completed the following initiatives relating to the compensation program for our executive officers:
•Executive Annual Incentive Program (“EAIP”) — The Compensation Committee approved the EAIP participants, performance metrics, goals and payout targets for 2022. In January 2023, the Compensation Committee reviewed performance for executives against Company-wide performance measures set for 2022, and approved an award under the 2022 EAIP to each executive officer. Refer to “Executive Annual Incentive Program” on page 51.
•Long-Term Incentive Program (“LTIP”) — The Compensation Committee reviewed:
•The 2019 – 2021 LTIP performance level and payout at 189% of target was approved in 2022. Performance shares issued are included in the “Option Exercises and Stock Vested Table” on page 68.
•The 2022 – 2024 LTIP and established goals and key metrics in 2022. Performance shares under the program are included in the “Outstanding Equity Awards at Fiscal Year-End” on page 65. Refer to “Long-Term Incentive Program” on page 53 for further details on the program and grants.
•Incentive Risk Review — The Compensation Committee reviewed the incentive risk assessment conducted by the Management Incentive Oversight Committee and helped ensure the Company's various incentive programs reinforce sound risk management practices. Refer to “Incentive Risk Review” on page 46 for further details.
•Management Stock Purchase Program (“MSPP”) Discount — The Compensation Committee approved the 2022 MSPP discount of 25% for awards issued in March 2022. MSPP awards are included in the "2022 Grants of Plan Based Awards Table" on page 62. Refer to “Management Stock Purchase Program” on page 53 for further details.
•2022 Equity and Incentive Plan and Sub-Programs — The Compensation Committee engaged Meridian and S&C to assist in the review and design of the Company’s 2022 Equity and Incentive Plan, which was approved by shareholders in April 2022 at the Annual Meeting. Upon approval of the 2022 Equity and Incentive Plan, management conducted a formal review, in partnership with Meridian, of certain executive equity compensation and benefit programs administered under the 2022 Equity and Incentive Plan with the goal that our overall executive package is consistent, provides retention value, is market competitive and delivers desired performance incentives that align with shareholders' interests.
•Compensation Committee Charter — The Compensation Committee conducted its annual review of its charter and determined that no changes were required in 2022.
•Camden National Corporation Deferred Compensation Plan — The Compensation Committee approved a supplemental company contribution to active participants in the plan. Refer to “Nonqualified Deferred Compensation Table” on page 70 for further details.
•Executive Stock Ownership Requirements — The Compensation Committee reviewed the current stock ownership requirements as well as the status of named executive officers meeting those requirements.
•Assessment of Proxy Peer Group — In 2022, the Compensation Committee engaged Meridian to perform a proxy peer group assessment for purposes of analyzing and measuring executive compensation for the Company's executive officers. Refer to “Benchmarking Compensation” on page 48 for further details.

Camden National Corporation 2023 Proxy Statement	47

Compensation Discussion and Analysis
BENCHMARKING COMPENSATION
The Compensation Committee believes that considering appropriate benchmarks for compensation analyses is an effective method for evaluating executive and director compensation. On an annual basis, the Compensation Committee engages a compensation consultant to conduct market competitive reviews, which, generally, include an assessment of compensation compared to market (e.g., industry-specific surveys and proxy peer group, where applicable), including an assessment of base salary, annual and long-term incentive targets and target total direct compensation. The Compensation Committee uses this information to determine appropriate salary and target incentive levels for executive officers. The Compensation Committee reviews the peer group periodically through the year and may make adjustments that it deems are appropriate or necessary, for example, as a result of business combinations and other changes.
During 2021, Meridian suggested updating the Company's peer group, and the proposed updates were approved by the Compensation Committee. The updated Company peer group was used to benchmark executive and director compensation. Meridian conducted a comprehensive assessment that served as a reference for the Compensation Committee’s considerations in setting 2022 pay levels for executives and directors and determining the Company's compensation program designs.
Below is the peer group list (including the peer company's stock ticker symbol presented in parentheses next to the company's name) used to assess the Company's 2022 executive and director compensation. The peer group was objectively determined to reflect publicly traded banks that satisfied the following criteria: (1) Geographic Criteria: banks and thrifts headquartered in New England, New York, New Jersey and Pennsylvania, excluding New York Metro banks; and, (2) Total Asset Size Criteria: banks and thrifts with median asset size similar to the Company (at that time).
Peer Group Used for 2022 Pay Opportunities

ACNB Corporation (ACNB)	Independent Bank Corp. (INDB)	Republic First Bancorp, Inc. (FRBK)
Arrow Financial Corporation (AROW)	Lakeland Bancorp, Inc. (LBAI)	S&T Bancorp, Inc. (STBA)
Bar Harbor Bankshares (BHB)	Mid Penn Bancorp, Inc. (MPB)	The First of Long Island Corporation (FLIC)
Brookline Bancorp, Inc. (BRKL)	NBT Bancorp Inc. (NBTB)	Tompkins Financial Corporation (TMP)
Cambridge Bancorp (CATC)	Northfield Bancorp, Inc. (NFBK)	TrustCo Bank Corp NY (TRST)
CNB Financial Corporation (CCNE)	Orrstown Financial Services, Inc. (ORRF)	Univest Financial Corporation (UVSP)
Enterprise Bancorp, Inc. (EBTC)	Peoples Financial Services Corp (PFIS)	Washington Trust Bancorp, Inc. (WASH)
Financial Institutions, Inc. (FISI)
During 2022, Meridian reviewed the Company's peer group to determine if any changes were appropriate to assess 2023 pay opportunities for executives and directors. Meridian suggested updating the Company's peer group to remove two banks – one bank was removed due to asset size and another was removed due to the lack of public disclosures – and these changes were approved by the Compensation Committee. Meridian conducted a comprehensive assessment of the peer group that served as a reference for the Compensation Committee’s considerations in setting 2023 pay levels for executives and directors and determining the Company's compensation program designs.
Below is the peer group list (including the peer company's stock ticker symbol presented in parentheses next to the company's name) used to assess the Company's 2023 executive and director compensation. The peer group was objectively determined to reflect publicly traded banks that satisfied the following criteria: (1) Geographic Criteria: banks and thrifts headquartered in New England, New York, New Jersey and Pennsylvania, excluding New York Metro banks; and, (2) Total Asset Size Criteria: banks and thrifts with median asset size similar to the Company (at that time).
Peer Group used to Assess 2023 Pay Opportunities

ACNB Corporation (ACNB)	Financial Institutions, Inc. (FISI)	S&T Bancorp, Inc. (STBA)
Arrow Financial Corporation (AROW)	Lakeland Bancorp, Inc. (LBAI)	The First of Long Island Corporation (FLIC)
Bar Harbor Bankshares (BHB)	Mid Penn Bancorp, Inc. (MPB)	Tompkins Financial Corporation (TMP)
Brookline Bancorp, Inc. (BRKL)	NBT Bancorp Inc. (NBTB)	TrustCo Bank Corp NY (TRST)
Cambridge Bancorp (CATC)	Northfield Bancorp, Inc. (NFBK)	Univest Financial Corporation (UVSP)
CNB Financial Corporation (CCNE)	Orrstown Financial Services, Inc. (ORRF)	Washington Trust Bancorp, Inc. (WASH)
Enterprise Bancorp, Inc. (EBTC)	Peoples Financial Services Corp (PFIS)

Camden National Corporation 2023 Proxy Statement	48

Compensation Discussion and Analysis
2022 COMPENSATION PROGRAM COMPONENTS
In 2022, the compensation for the Company's executives, including the named executive officers, was comprised of the following elements:

Element	Description	Primary Objectives

Base Salary	Fixed cash payment reflecting the executive’s responsibilities, performance and expertise.	•Fixed level of compensation appropriate for the named executive officer's role •Recruit and retain executives

Executive Annual Incentive Program (“EAIP”)	Annual cash incentive which is contingent on achievement of Company and individual performance goals related to the current fiscal year.	•Encourage and reward individual and overall Company performance relative to current plans and objectives

Long-Term Incentive Program (“LTIP”)
Annual equity grants are allocated 50% as performance shares and 50% as service-based restricted stock. The performance shares are granted with the opportunity to earn from 0% to 200% of the target award contingent upon the Company’s achievement of pre-defined performance goals over a three-year performance period. The service-based restricted shares are intended to award executives for retention and vest one-third per year over three years.
•Align the interests of executives with shareholders •Promote achievement of long-term financial and strategic objectives •Provide retention

Management Stock Purchase Program (“MSPP”)
Executives and officers at the level of vice president and above may elect to receive restricted shares in lieu of a portion of annual cash incentive (up to 20%) at a discount . Executives are required to participate at the 20% level until his or her stock ownership requirements are met. Shares cliff-vest after two years.
•Promote executive stock ownership •Align the interests of executives with shareholders •Provide retention

Retirement and Other Benefits	Qualified and non-qualified deferred compensation plans, defined contribution retirement plans, supplemental executive retirement plans (legacy plan) and other benefits.	•Provide retention •Maintain market competitiveness •Financial security

Camden National Corporation 2023 Proxy Statement	49

Compensation Discussion and Analysis
BASE SALARIES
Base salaries are an essential foundational component of our total compensation program that allows us to recruit and retain talented executives. Base salaries are set at a level that is competitive and appropriate for our market. Annual adjustments to base salaries are based on an executive’s expected performance against specific job criteria for the current period and are viewed in the context of “total compensation.” We meet these objectives by offering competitive base salaries with periodic review and adjustments based on the benchmarking practices described above in "Benchmarking Compensation" on page 47, as well as an executive’s performance and responsibilities.
The CEO’s base salary is reviewed annually by the Compensation Committee in light of individual performance against written goals and objectives, and comparison to the median base salary of CEOs for the Company's proxy peers. The Compensation Committee may also consider the Company’s overall financial performance in determining any increases to the CEO’s annual base salary.
All other named executive officers’ base salaries are reviewed annually, and recommendations are made by the CEO to the Compensation Committee. In determining the salaries for the other named executive officers, the CEO and Compensation Committee consider: (1) each executive officer’s performance against written goals and objectives; (2) areas of responsibility, including any changes in oversight; (3) experience level of the executive; and (4) a comparison to the median base salaries of comparable executive officers in other companies of similar size and performance characteristics to meet the 50th percentile of market. The CEO and Compensation Committee may also consider the Company’s overall financial performance in determining any increases to the other named executive officers' annual base salaries.
The table below summarizes the 2022 base salary adjustments, effective February 27, 2022, and 2023 base salary adjustments, effective February 26, 2023, for our named executive officers:

Name	Position	2022 Base Salary Increase (Feb)	Base Salary Effective 2/27/22 ($)	2023 Base Salary Increase (Feb)	Base Salary Effective 2/27/23 ($)

Gregory A. Dufour	President & CEO	9.00%(1)	739,404	3.00%	761,587
Michael R. Archer	EVP, CFO	N/A(2)	270,000	11.12%(4)	300,024
William H. Martel	EVP, Chief Technology Officer	6.30%(3)	310,128	6.41%(4)	330,007
Timothy P. Nightingale	EVP, Chief Credit Officer	3.05%(3)	345,142	3.00%	355,496
Patricia A. Rose	EVP, Retail & Mortgage Banking	9.45%(3)	310,030	3.00%	319,331
1.Mr. Dufour’s 2022 base salary increase of 9.00%, which was comprised of a 7.7% annual salary increase and a 1.3% off-cycle wage increase provided to all Company employees in October 2021 that Mr. Dufour had requested to be deferred when originally approved. Mr. Dufour's annual salary increase recognized his leadership throughout 2021, which included record annual financial performance, transition to a hybrid working environment, his experience level, and various actions that resulted in an increase in employee engagement.
2.Mr. Archer was appointed as EVP, CFO of the Company and the Bank on January 3, 2022. Refer to "Executive Appointment" on page 56 for further details.
3.The 2022 base salary increases for Messrs. Martel and Nightingale and Ms. Rose of 6.30%, 3.05% and 9.45%, respectively, reflect their individual performance and contributions during 2021, as well as consideration of their base salaries in relation to the Company's proxy peer group based on the benchmarking practices described in "Benchmarking Compensation" on page 47.
4.The 2023 base salary increase for Mr. Archer reflects his individual performance and contribution during 2022, which included completion of his first year in the role of EVP, CFO for the Company and the Bank, as well as consideration of his base salary in relation to the Company's proxy peer group based on the benchmarking practices described in "Benchmarking Compensation" .
The 2023 base salary increase for Mr. Martel reflects his individual performance and contribution for 2022, which included his promotion to Chief Technology Officer, as well as consideration of his base salary in relation to the Company's proxy peer group based on the benchmarking practices described in "Benchmarking Compensation".

Camden National Corporation 2023 Proxy Statement	50

Compensation Discussion and Analysis
In determining Mr. Dufour's 2023 base salary increase, the Compensation Committee considered his performance and execution of ESG-related goals that were established at the beginning of 2022. During 2022, Mr. Dufour's actions included, but were not limited to, sponsoring the DEI Council, engaging a third party to support the development of a Company-level ESG framework, and working with our Board Chair to enhance the Board's diversity. Refer to the "Commitment to Corporate Responsibility" beginning on page 14 of this Proxy Statement for further discussion on the Company's achievements during 2022. In determining Mr. Dufour's 2023 base salary increase, the Compensation Committee determined he successfully met these goals, in concert with the other performance goals established for him.
EXECUTIVE ANNUAL INCENTIVE PROGRAM (“EAIP”)
The EAIP is intended to motivate executives to achieve or exceed the annual fiscal targets set in the Company’s strategic and operating plans and individual performance goals. The named executive officers, as well as others selected by the Compensation Committee and approved by the Board, were eligible to participate in the EAIP in 2022. The EAIP has been a successful program in motivating and rewarding achievement of short-term goals and serves as an effective recruitment and retention tool for top executives.
The annual EAIP for the named executive officers, and other selected members of management, is tied to the achievement of the Company’s annual budget goal as defined as net income before taxes (“NIBT”).
The annual NIBT goal is based on the annual budget approved by the Board. Factors considered in establishing the annual budget goals for the year include: the Company’s strategic initiatives; the current operating environment (i.e., economic, interest rate, regulatory and local); and key financial ratios (i.e., return on assets, return on equity, efficiency ratio, earnings growth, asset quality and capital ratios), which are reviewed against the prior year’s performance, peer group and shareholders' expectations.
Each executive, including the named executive officers, has a target incentive opportunity (defined as a percentage of base salary) based on their role and impact on overall Company results, as well as competitive market data. The targeted incentive opportunities and performance-based payout ranges are reviewed annually by the Compensation Committee and may be adjusted to reflect market practice or changes in the named executive officer's role. The following table represents each named executive officer’s 2022 target annual incentive opportunity and associated payouts for various levels of performance (i.e., NIBT):

	2022 EAIP Opportunity
	Incentive Opportunity as % of Base Salary
NIBT Performance Level(1)	Gregory A. Dufour, President & CEO	All Other Named Executive Officers
96% – Threshold Level	8.0%	6.0%
100% – Target Level	40.0%	30.0%
110% – Stretch Level	80.0%	60.0%
1.Performance between payout levels is calculated using a straight-line interpolation methodology.
Each participant’s funded incentive payout is calculated based on the Company’s NIBT as compared to budget. Payout can vary from 0% for below threshold performance, 20% for threshold achievement, 100% for target achievement and 200% for stretch performance achievement. Performance between payout levels at or above threshold (i.e., threshold, target and stretch) is calculated using a straight-line interpolation methodology. The maximum payout for each participant is capped at 200% of each participant’s target opportunity.
Unless otherwise determined by the Compensation Committee, each participant’s EAIP payout, including payouts for the named executive officers, of the funded incentive payout will be calculated as follows: (1) 60% of participant's payout is based on the Company’s financial results for the calendar year (“Company Performance Factor”) and (2) 40% of participant’s payout is based on participant's achievements, accomplishments and performance (“Participant Performance Factor”).

Camden National Corporation 2023 Proxy Statement	51

Compensation Discussion and Analysis

2022 EAIP Payout (% of Participant Funded Incentive Payout)
Company Performance Factor	Participant Performance Factor
60%	40%
The Company’s CEO determines the Participant Performance Factor for each participant, with the exception of himself, and has the discretion to adjust lower or higher, up to the maximum payout cap for each participant of 200% of the target opportunity. The Compensation Committee shall determine the CEO’s Participant Performance Factor and has the discretion to adjust lower or higher up to the maximum payout cap of 200% of the target opportunity. The Compensation Committee approves all executive payouts, including the named executive officers, under the EAIP.
As of December 31, 2022, there were 12 participants in the EAIP, including the named executive officers. Discussion relative to the Company’s performance, as well as a participant's performance against individual goals, takes place regularly between each non-CEO executive and the CEO, and between the CEO and the Board. Communication at these regular intervals helps ensure that each participant is aware of the Company’s financial performance and his or her own individual performance and is motivated to meet or exceed established goals.
2022 EAIP Performance and Payouts — Actual NIBT of $77.0 million for 2022 was 0.3% below budgeted NIBT. This resulted in a NIBT performance level of 99.7% and a payout level (and funded award) of 93% of each executives’ target opportunity. Refer to the table below for details of the calculation of the NIBT performance level for 2022:

	Budget
(Dollars in Thousands)	Threshold (96% of Target) ($)	Target ($)	Stretch (110% of Target) ($)	Actual Performance ($)	Payout %(1)

NIBT	74,223	77,316	85,048	77,047	93.0%
Payout (% of Target)	20%	100%	200%	99.7%
1.Performance payout is calculated using a straight-line interpolation methodology.
The Compensation Committee then considered the strategic and financial achievements described in the “Executive Summary” on page 39, as well as each individual’s performance in determining the resulting payout for each named executive officer. Based upon Company and individual performance, the Compensation Committee approved the payout for each named executive under the 2022 EAIP as set forth below:
2022 EAIP Performance Award

		Incentive Opportunity as % of Base Salary		2022 Incentive
Name	Position	Target %(1)	Incentive Opportunity at 93%(2)	Actual Payout %(3)	EAIP Payment(4) ($)

Gregory A. Dufour	President & CEO	40.0%	37.2%	35.3%	257,000
Michael R. Archer	EVP, CFO	30.0%	27.9%	26.7%	71,000
William H. Martel	EVP, Chief Technology Officer	30.0%	27.9%	26.4%	81,000
Timothy P. Nightingale	EVP, Chief Credit Officer	30.0%	27.9%	26.5%	91,000
Patricia A. Rose	EVP, Retail & Mortgage Banking	30.0%	27.9%	26.6%	81,000
1.Incentive opportunity for 2022 could range from 0% to 200% of target depending on Company and individual performance.

Camden National Corporation 2023 Proxy Statement	52

Compensation Discussion and Analysis
2.Represents the incentive payout each participant is eligible for, expressed as a percentage, based upon the Company’s 2022 actual NIBT, before any Participant Performance Factor adjustments. Actual NIBT for 2022 was 99.7% of target and resulted in a 93% payout opportunity for each named executive officer, before any Participant Performance Factor adjustments.
3.Represents the actual incentive payout, expressed as a percentage, based on actual NIBT for 2022 of 99.7% of target, which resulted in a 93% payout opportunity, after consideration of a Participant Performance Factor adjustment for each named executive officer.
4.The EAIP payment is calculated using actual earned salary for 2022 and the "Actual Payout %." Up to 20% of each payment may be applied to purchase shares under the Management Stock Purchase Program (“MSPP”).
Management Stock Purchase Program (“MSPP”) — The MSPP is a sub-program of the 2022 Equity and Incentive Plan, and the program is available to employees at the level of vice president and above. This equity incentive compensation plan is designed to provide an opportunity for participants to receive restricted shares of our common stock in lieu of a portion of their annual cash incentive payments and to align employee and shareholder interests. Participants may elect to participate on a voluntary basis at either 10% or 20% of their annual cash bonus. However, under the Company's executive stock ownership guidelines, all executives, including the named executive officers, are required to participate in the MSPP at the level of 20% of their annual cash bonus until the executive's individual stock ownership guideline requirements have been met, at which point participation becomes voluntary.
Restricted shares are granted at a discount to the fair market value of the stock on the grant date as determined by the Compensation Committee, and the restricted shares cliff-vest two years after the grant date, subject to the participant's continued employment at the Company for such period. If a participant terminates employment prior to the vesting date, the participant forfeits the unvested shares and is reimbursed for the lesser of the amount originally used to purchase the restricted shares, or the current fair value of the shares on the date of termination. As with the other equity compensation programs, this program encourages investment in the Company's stock and serves as a retention and recruitment tool.
For the 2023 MSPP stock award (issued on March 9, 2023), the discount to the fair market value of the stock on the date of grant was 25%, as approved by the Compensation Committee. On March 9, 2023, the following named executive officers applied up to 20% of their 2022 bonus to purchase shares, resulting in a total of 2,483 shares purchased under the MSPP at a price of $29.09 per share (a discount of $9.70 per share).

		2023 MSPP Stock Awards (for 2022 EAIP)
Name	Position	Number of Shares	Vesting Period
Gregory A. Dufour	President & CEO	883	2 Years
Michael R. Archer	EVP, CFO	488	2 Years
William H. Martel	EVP, Chief Technology Officer	556	2 Years
Timothy P. Nightingale	EVP, Chief Credit Officer	—	2 Years
Patricia A. Rose	EVP, Retail & Mortgage Banking	556	2 Years
LONG-TERM INCENTIVE PROGRAM (“LTIP”)
Awards made under the LTIP are used to achieve multiple goals: (1) reward performance of predefined three-year performance goals; (2) align executive incentive compensation with increases in shareholder value; and (3) use equity compensation with multi-year vesting schedules to retain key employees. As of December 31, 2022, there were 10 participants in the LTIP, including the named executive officers.
2022 – 2024 LTIP Design and Awards — The 2022 – 2024 LTIP consists of a combination of service-based equity awards in the form of restricted stock awards (50%) and performance-based equity awards in the form of performance shares (50%). This is designed to meet the Company’s objectives to reward executives for driving long-term performance, align executives with shareholder interests and to bolster retention of high performing executives.
The CEO and each other named executive officer has a predetermined target award level, which is reflected as a percentage of base salary at the beginning of the three-year period, determined based on competitive market data for each role.

Camden National Corporation 2023 Proxy Statement	53

Compensation Discussion and Analysis
Restricted stock awards vest one-third each year over a three-year vesting period.
Performance-based equity awards (i.e., performance share units) cliff-vest at the end of each three-year performance period, if the predefined performance measures are met. The vested performance-based equity will be delivered in Company shares based on the performance level achieved. If a minimum level of performance is not achieved, the performance-based grants are forfeited. The Compensation Committee also retains discretion to make certain adjustments to equity awards granted under the 2022 Equity and Incentive Plan, including providing for objectively determinable adjustments, modifications or amendments to any performance criteria, as the Compensation Committee may deem appropriate.
The Compensation Committee selected two financial metrics as the performance metrics for the performance shares granted in 2022 for the 2022 – 2024 LTIP awards: (1) absolute diluted earnings per share (“EPS”), and (2) relative return on average equity (“ROAE”), each weighted equally. The diluted EPS financial metric will be evaluated relative to the predefined internal goals and the ROAE financial metric will be evaluated relative to a predefined industry index.
•Diluted EPS: Diluted EPS is defined as reported diluted EPS after extraordinary items, if applicable. Performance will be measured based on cumulative diluted EPS over the three-year performance period as reported in the Company’s audited financial statements against predefined internal goals. Performance between payout levels at or above threshold (i.e., between the predefined internal threshold, target and stretch levels) is calculated using a straight-line interpolation methodology.
•Relative ROAE: ROAE is defined as net income as a percentage of average equity as reported in the Company’s audited financial statements. ROAE performance is measured by the percentile rank of three-year average ROAE relative to an Industry Index (S&P U.S. SmallCap Banks Index, exchange-traded commercial banks with assets between $2 billion and $10 billion as of December 31, 2021). Performance between payout levels at or above threshold (i.e., between the threshold, target and stretch levels noted below) is calculated using a straight-line interpolation methodology as outlined in the table below:

Relative ROAE	Threshold Level (50% of Target)	Target (100%)	Stretch (200% of Target)

Percentile Rank (at or above)	55th (but below the 65th)	65th (but below the 85th)	85th
The Compensation Committee set performance metrics for the 2022 – 2024 LTIP performance shares that focused on financial ratios and measures that were meaningful to shareholders. The performance metrics selected were based upon review of performance metrics used by banks in the Company’s proxy peer group, the Company’s long-term strategy and shareholder focus.

Camden National Corporation 2023 Proxy Statement	54

Compensation Discussion and Analysis
The grants awarded in 2022 for the 2022 – 2024 LTIP are summarized in the following table and reported in our “Grants of Plan-Based Awards” on page 62.
2022 – 2024 LTIP Grant

Name	Position	Grant as % of Salary	Total Value ($)	Service-Based Shares Value ($)(1)(2)	Performance-Based Shares Value ($)(3)

Gregory A. Dufour	President & CEO	40%	295,750	147,875	147,875
Michael R. Archer	EVP, CFO	25%	67,418	33,709	33,709
William H. Martel	EVP, Chief Technology Officer	25%	77,476	38,738	38,738
Timothy P. Nightingale	EVP, Chief Credit Officer	25%	86,230	43,115	43,115
Patricia A. Rose	EVP, Retail & Mortgage Banking	25%	77,476	38,738	38,738
1.The values reported reflect the aggregate grant date fair value of the stock award, as determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 17 of the Company’s consolidated financial statements for the year ended December 31, 2022.
2.The restricted stock awards vest over a three-year period. The number of shares granted was determined by taking the total value and dividing the Service-Based Shares Value by the April 26, 2022 closing share price of $46.56.
3.The performance share units are tied to performance goals (discussed below), which are set by the Compensation Committee at the beginning of the three-year performance period. The actual shares earned at the end of the three-year performance period will range from 0% to 200% of the target award depending upon the Company’s actual performance against the three-year performance metrics. The value presented assumes the achievement of the target performance level.

2020 – 2022 Program Performance Share Results — The table below shows the performance metrics used by the Compensation Committee to determine the performance share awards for the 2020 – 2022 LTIP performance period. The 2020 – 2022 LTIP was based on two performance metrics: (1) three-year average tangible common equity (“TCE”) ratio, and (2) relative ROAE, measured by the percentile rank of three-year average ROE relative to an industry index measured by financial statements for such companies within the industry index (SNL Small Cap U.S. Bank Index, exchange-traded commercial banks with assets of $2.0 billion to $10.0 billion as of December 31, 2019) weighted equally, as shown below. The performance shares payout for the three-year average TCE ratio performance metric was at 95% of target and the relative ROAE performance metric was at 152% of target, which resulted in a total achievement of at 124% of target, using financial results as of December 31, 2022. The Compensation Committee approved the payout of the 2020 – 2022 LTIP performance shares at 124% of target on March 31, 2023, and are scheduled to vest on April 28, 2023, the third anniversary of the grant date, subject to continued employment of each named executive officer.

Performance Metrics	Weighting	Threshold Level	Target Level	Superior Level	Actual End of Year 3	% of Target

Three-year average TCE Ratio	50%	6.5%	8.0%	9.5%	7.9%	95%
Relative ROAE (Percentile Rank)	50%	50th	60th	80th	70th	152%

Camden National Corporation 2023 Proxy Statement	55

Compensation Discussion and Analysis
Performance Shares Approved for Payout Under the 2020 – 2022 LTIP for the Named Executive Officers:

Name	Position	2020 – 2022 Plan at 95% of Target: Three-year average TCE Ratio(1)	2020 – 2022 Plan at 152% of Target: Relative ROAE(2)	Total Performance Shares Issued at 124% of Target under 2020 – 2022 Plan(3)

Gregory A. Dufour	President & CEO	1,844	2,938	4,782
Michael R. Archer(4)	EVP, CFO	167	267	434
William H. Martel	EVP, Chief Technology Officer	469	747	1,216
Timothy P. Nightingale	EVP, Chief Credit Officer	589	939	1,528
Patricia A. Rose	EVP, Retail & Mortgage Banking	484	770	1,254
1.Represents the performance shares vested under the 2020 – 2022 LTIP for the three-year average TCE ratio component at 95% of target, determined using the Company’s closing market price of $32.02 on April 28, 2020 (the grant date for the 2020 – 2022 LTIP).
2.Represents the performance shares vested under the 2020 – 2022 LTIP for the relative ROAE component at 152% of target as measured over the period January 1, 2020 – September 30, 2022 as compared to the industry index (SNL Small Cap U.S. Bank Index, exchange-traded commercial banks with assets of $2.0 billion to $10.0 billion as of December 31, 2019), determined using the Company's closing market price of $32.02 on April 28, 2020 (the grant date for the 2020 – 2022 LTIP).
3.Represents total performance shares vested and issued under the 2020 – 2022 LTIP at 124% of target, based on (1) a 50% weighting of actual three-year average TCE ratio achieving 95% of target and (2) a 50% weighting of relative ROAE achieving 152% of target.
4.Mr. Archer participated in the 2020 – 2022 LTIP for one-third of the performance period, commencing participation in the program with a pro-rated award upon his appointment as the Company's and the Bank's EVP, CFO on January 3, 2022. Refer to "Executive Appointment" on page 56 for further details.
EXECUTIVE APPOINTMENT
Mr. Archer was appointed EVP, CFO of the Company and the Bank effective January 3, 2022. In connection with his appointment, Mr. Archer’s terms of employment were as follows:
•     An annual base salary of $270,000;
•     Eligibility to participate in the EAIP, with a target incentive opportunity of 30% of annual base salary;
•     Eligibility to participate in the LTIP; and
•     Eligibility to participate in the Defined Contribution Retirement Plan and the Executive Deferred Compensation Plan.
In addition, the Compensation Committee awarded Mr. Archer grants under the 2020 – 2022 LTIP and the 2021 – 2023 LTIP with an aggregate grant date value of 25% of base salary, pro-rated for the remaining performance period for each respective LTIP, in accordance with the terms of the LTIP and past practice for similarly situated executives who become eligible to participate in the LTIP. Additional details regarding the grants under the 2020 – 2022 LTIP and the 2021 – 2023 LTIP are described and quantified in 2022 Grants of Plan Based Awards on page 64.
Mr. Archer also entered into the Company’s form of Change of Control, Confidentiality and Non-Competition Agreement, as described in the section titled “Potential Payments Upon Termination or Change in Control” on page 70.
In establishing Mr. Archer’s compensation arrangements, the Compensation Committee considered competitive market data for the CFO position drawn from the Company’s peer group, internal equity, and advice from its compensation consultant. The Compensation Committee also considered Mr. Archer’s prior experience as Senior Vice President and Corporate Controller of the Company and the Bank.

Camden National Corporation 2023 Proxy Statement	56

Compensation Discussion and Analysis
RETIREMENT AND OTHER BENEFITS
We offer a qualified deferred compensation plan and a non-qualified executive deferred compensation plan to provide our employees with tax-advantaged savings vehicles. The plans enhance our ability to attract and retain key employees by providing a comprehensive total rewards package. Discretionary matching contributions are provided to participants in both the qualified and non-qualified plans in an effort to encourage employees to save for retirement.
Camden National Corporation 401(k) Plan  — All employees, including our named executive officers, are eligible to participate in the qualified deferred compensation plan, referred to as the Camden National Corporation 401(k) Plan. Participants may contribute pre- and post-tax savings amounts to the 401(k) Plan up to the maximum allowed by federal tax laws. The Company currently makes safe harbor matching contributions of up to 4% of an employee’s eligible compensation. Employee deferrals and matching contributions are immediately vested.
Camden National Corporation Deferred Compensation Plan  — We maintain a non-qualified deferred compensation plan, referred to as the Camden National Corporation Deferred Compensation Plan (“DCP”), under which certain eligible employees who have otherwise exceeded annual IRS limitations for elective deferrals can continue to contribute to their retirement savings. The DCP is available to current participants in the EAIP, including the CEO and the other named executive officers. The DCP allows for employer discretionary and/or supplemental contributions, with the intent to make contributions equal to what the executive could have earned under the 401(k) match on the amounts deferred, beyond the IRS limitations on annual compensation under qualified plans. The Company allows participants to direct the investment of funds deferred and the investment choices are similar to those available in the 401(k) Plan. The DCP is another cost-effective way to retain executives and promote long-term employment with the Company. In 2022, three named executive officers elected to defer amounts under the DCP. The Company provided a supplemental contribution for 2022 of $2,037 for Mr. Dufour, $368 for Mr. Martel and $5,731 for Mr. Nightingale. Refer to page 70 for further details.
Retiree Medical — Full-time employees qualify to elect to participate in our retiree medical program if they are age 55 or older at time of their retirement, have at least 20 years of service at time of retirement, and either reached age 50 or attained 15 years of service on or before December 31, 2013. Mr. Dufour and Mr. Nightingale will be eligible to elect to participate in our retiree medical program based on their ages and current years of service.
Defined Contribution Retirement Plan (“DCRP”) and Supplemental Executive Retirement Plan (“SERP”) — The Compensation Committee recognizes the importance of financial security upon retirement and has in place two programs to assist executive officers in planning for retirement. The plans and programs in place help ensure that the executives, including the CEO and other named executive officers, are focused on the Company’s long-term financial well-being. Income replacement at retirement is largely dependent on participation in the 401(k) Plan, the DCP and the performance of these programs. It may be augmented with participation in the DCRP and/or participation in the SERP as described below. Effective January 1, 2008, the DCRP replaced the SERP for new executive officers.
The DCRP is an unfunded deferred compensation plan that has been offered to the Company’s executive officers since 2008 in place of the aforementioned SERP. The Company’s named executive officers, with the exception of Mr. Dufour, are participants in the DCRP. Annually, on or about March 15th, an amount equal to 10% of each participant’s (1) eligible earnings for the prior year (pro-rated for months employed by the Company during the year) and (2) EAIP earned for the prior year are “credited” to an account administered by the Company in “deferred stock units” based on the price of Company stock on the day of the award. For each participant, vesting occurs ratably from the date of participation in the DCRP until the participant reaches age 65. Upon the participant's retirement or termination of employment, the vested portion of the account is paid out in shares of Company stock, less the equivalent number of shares withheld for the payment of taxes. The DCRP provides participants with the option to receive, upon retirement or termination, a distribution of the vested portion of his or her account in (1) a lump sum stock distribution or (2) an annual stock distribution in installments over five, ten, or 15 years.
We provided nonqualified, noncontributory, defined-benefit SERPs for certain highly compensated officers prior to 2008 when the SERP was closed to new participants. As of December 31, 2022, there were two active employees with SERP agreements, both are executive officers, one of which is Mr. Dufour. The SERP was designed to make up the shortfall (when compared to a non-highly compensated employee) in replacing income at retirement due to IRS compensation and benefit limits under the 401(k) Plan and Social Security. The SERP is designed to provide participants with replacement income at retirement of 65% to 75% of their final average compensation. Page 68 provides detailed discussion of the SERP benefits provided to Mr. Dufour.

Camden National Corporation 2023 Proxy Statement	57

Compensation Discussion and Analysis
OTHER COMPENSATION AND BENEFITS
Due to the business travel expectations of the CEO, as well as the importance of his visibility in the community, the CEO is provided with a Company vehicle for business purposes. The imputed income attributable to using the Company vehicle for commuting was taxable income to Mr. Dufour, and the taxes associated with this income were not reimbursed or paid by the Company. The incremental cost of providing such commuting benefit during 2022 is reflected in the footnotes to the “All Other Compensation” column of the Summary Compensation Table on page 60.
EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
The Company does not currently have any employment agreements with its CEO or other named executive officers. The Company has entered into change in control (“CIC”) agreements with the CEO and each other named executive officer.
Additional details regarding the CIC agreements can be found in the narrative following the Pension Benefits table, and amounts that may be due to the named executive officers under these agreements are described and quantified in the section titled “Potential Payments Upon Termination or Change in Control” on page 72.
EXECUTIVE STOCK POLICIES
Executive Stock Ownership Guidelines — The Company has established stock ownership guidelines for its CEO and other named executive officers, and stock must be owned outright to count toward meeting this requirement (i.e., neither unearned stock awards, including performance awards, nor unexercised stock options count towards meeting the Company’s stock ownership guidelines for its CEO and other named executive officers). Mr. Dufour has met the requirement that he own four times his January 2009 annual base salary in Company stock by January 1, 2019. To meet the ownership requirements for their respective positions, other named executive officers must own one times their applicable initial base salary in Company stock after five years, and two times their applicable initial base salary after ten years. Mr. Nightingale has met the requirements.
The following table shows the CEO and other named executive officers' stock ownership relative to the executive stock ownership guidelines:

Name	Guideline (Multiple of Salary)	Status
Gregory A. Dufour	•4 times January 2009 Base Salary	Meets Requirement

Michael R. Archer	•1 times January 2022 Base Salary by January 2027 •2 times January 2022 Base Salary by January 2032	Initial Level Required by January 2027

William H. Martel	•1 times March 2020 Base Salary by March 2025 •2 times March 2020 Base Salary by March 2030	Initial Level Required by March 2025
Timothy P. Nightingale	•2 times January 2009 Base Salary	Meets Requirement

Patricia A. Rose	•1 times September 2017 Base Salary by October 2022 •2 times Base Salary by September 2027	Met Initial Level Required in September 2022
Timing of Equity Grants — Equity awards, such as stock options and restricted stock, and including grants under the MSPP, LTIP, and DCRP, have been granted under the 2012 and 2022 Equity and Incentive Plans. The Company traditionally has granted restricted stock in the first quarter of each fiscal year to reward performance for the prior year. Under the MSPP, the stock is granted as restricted stock in conjunction with the bonus payment in the first quarter. Performance-based equity grants under the LTIP are typically granted in the second quarter of each fiscal year and subsequently vest in the second quarter of a fiscal year contingent on results following the three-year performance cycle. Participants in the DCRP have an account administered by the Company that is “credited” with “deferred stock units” annually, on or about March 15, with 10% of each participant’s (1) eligible earnings for the prior year (prorated for months employed by the Company during the year) and (2) EAIP earned for the prior year.

Camden National Corporation 2023 Proxy Statement	58

Compensation Discussion and Analysis
Clawback Policy — In accordance with the Company's clawback policy, as may be modified by the Company from time to time, if the Company is required to prepare an accounting restatement due to material noncompliance with reporting requirements, the Compensation Committee may recover from any current or former executive officer who was paid during the three years preceding to the extent the compensation exceeds the compensation that would have been paid based on the restated financial statements.
Anti-Hedging and Pledging Restriction Policy — In accordance with the Company Anti-Hedging and Pledging Restriction Policy, directors and officers, including the named executive officers, are prohibited from engaging in any hedging transactions and are discouraged from pledging shares of the Company’s Common Stock as collateral for a loan. Further information on the Company’s policy is discussed on page 33.
TAX AND ACCOUNTING CONSIDERATIONS
Section 162(m) of the Internal Revenue Code (the “Code”) generally limits to $1 million the tax deduction available to public companies for compensation paid to executive officers. Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, certain types of compensation were deductible if the requirements of Section 162(m) of the Code with respect to performance-based compensation were satisfied. The Tax Cuts and Jobs Act generally amended Section 162(m) to eliminate the performance-based compensation exception. The Compensation Committee considers the implications of Section 162(m) in structuring and managing executive compensation and generally intends to maximize the tax deductibility of compensation, but it retains discretion to structure executive compensation in the best overall interests of the Company and award compensation that exceeds deductibility limitations if deemed appropriate. As was the case prior to the enactment of the Tax Cuts and Jobs Act, the Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation. Because corporate objectives may not always be consistent with the requirements of tax deductibility, the Compensation Committee is prepared, when it deems it appropriate, to enter into compensation arrangements under which payments will not be deductible under Section 162(m). Thus, deductibility will be one of many factors considered by the Compensation Committee in ascertaining appropriate levels or modes of compensation.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K. Based on the review and discussion, the Compensation Committee recommended to the Board that the 2022 Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022. Respectfully submitted by the members of the Board Compensation Committee:
David C. Flanagan, Chair
Marie J. McCarthy
James H. Page, Ph.D.
Robin A. Sawyer
Lawrence J. Sterrs

Camden National Corporation 2023 Proxy Statement	59

Compensation Discussion and Analysis
TABULAR DISCLOSURES REGARDING NAMED EXECUTIVE OFFICERS
The following table summarizes compensation earned in the last three fiscal years by our principal executive officer, principal financial officers, and the three other most highly compensated executive officers (collectively, the “named executive officers”).
2022 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Gregory A. Dufour President and CEO	2022	727,664	—	329,977	231,327	—	34,253	1,323,221
	2021	667,035	—	342,314	479,723	820,719	66,118	2,375,909
	2020	619,500	—	348,204	301,344	1,716,445	102,818	3,088,311
Michael R. Archer EVP, CFO	2022	266,923	—	203,711	56,803	—	13,505	540,942
William H. Martel EVP, Chief Technology Officer	2022	306,593	—	99,071	64,802	—	62,602	533,068
	2021	283,461	—	145,342	136,011	—	23,174	587,988
Timothy P. Nightingale EVP, Chief Credit Officer	2022	343,178	—	86,230	91,000	—	74,473	594,881
	2021	326,240	—	127,489	195,000	53,022	32,464	734,215
	2020	314,951	6,500	160,977	114,819	7,110	46,761	651,118
Patricia A. Rose EVP, Retail & Mortgage Banking	2022	304,882	—	99,071	64,802	—	61,626	530,381
	2021	273,871	—	150,233	131,203	—	25,393	580,700
	2020	258,085	25,000	131,529	94,416	—	23,964	532,994
1.In 2020, Mr. Nightingale and Ms. Rose were awarded a discretionary one-time cash bonus for their contributions to the Company.
2.The following table describes each component of the “Stock Awards” column in the Summary Compensation Table for 2022:

	Stock Awards
	LTIP
Name	Performance Shares ($)	Restricted Shares ($)	MSPP ($)	RSU ($)	Total ($)

Gregory A. Dufour	147,875	147,875	34,227	—	329,977
Michael R. Archer	67,437	67,437	18,927	49,910	203,711
William H. Martel	38,738	38,738	21,595	—	99,071
Timothy P. Nightingale	43,115	43,115	—	—	86,230
Patricia A. Rose	38,738	38,738	21,595	—	99,071

The values reflected in the “LTIP Performance Shares” column do not necessarily represent a realized financial benefit for the named executive officer because the awards have not yet been earned. In addition, the financial benefit, if any, that may be realized will depend on the future share price at such time that the performance shares are earned, if ever. For purposes of determining the value of the performance shares reported in the “LTIP Performance Shares” column, the Company assumed achievement at the target level of performance and the value provided represents the grant date fair value of the target number of shares of stock as determined based on the closing market price of our stock on the grant date. The "LTIP Performance Shares" column represents awards granted under the 2022 –

Camden National Corporation 2023 Proxy Statement	60

Compensation Discussion and Analysis
2024 LTIP as determined based on the closing market price of our stock of $46.56 on April 26, 2022 (the grant date) and in accordance with ASC Topic 718. The potential maximum payout for Performance Shares for the 2022 – 2024 LTIP performance periods, at the superior performance level for each named executive officer are as follows: $295,749 for Mr. Dufour; $67,419 for Mr. Archer; $77,476 for Mr. Martel; $86,229 for Mr. Nightingale; and $77,476 for Ms. Rose.
For Mr. Archer, the values in the "LTIP Performance Shares" column also include pro-rated awards with a target level value of $11,239 granted under the 2020-2022 LTIP determined based on the original grant date price of $32.02 on April 28, 2020, and pro-rated awards with a target level of $22,489 granted under the 2021-2023 LTIP as determined based on the original grant date price of $46.95 on April 27, 2021, awarded upon Mr. Archer's appointment as the Company's and the Bank's EVP, CFO effective January 3, 2022. The potential maximum payout for Performance Shares at the superior performance level for Mr. Archer is $22,478 for the 2020-2022 LTIP performance period and $44,978 for the 2021-2023 performance period.
The values in the “LTIP Restricted Shares” column reflect the grant date fair value of restricted stock awards for 2022, as determined in accordance with ASC Topic 718. Awards were issued based on the closing market price of our stock on April 26, 2022 of $46.56. Additionally, for Mr. Archer, the values in the "LTIP Restricted Shares" column include restricted stock awards with a value of $11,239 based on the closing market price on April 28, 2020 of $32.02 and include restricted stock awards with a value of $22,489 based on the closing market price on April 27, 2021 of $46.95, awarded upon Mr. Archer's appointment as the Company's and the Bank's EVP, CFO effective January 3, 2022. Refer to "Executive Appointment" on page 56 for further details.
The values in the “MSPP” column reflect: (1) an elected percentage by each named executive officer of the 2022 EAIP to purchase shares in March 2023 and (2) the estimated aggregate fair value of stock awards associated with the 25% discount ($10.42 discount assuming a market price of $41.69 at December 30, 2022 (the last business day of the 2022 fiscal year). For a more complete description of the stock awards, see “Compensation Discussion and Analysis.”
The values in the “RSU” column reflect restricted stock units issued to Mr. Archer on March 10, 2022 based on a market price of $49.91, as determined in accordance with ASC Topic 718, which vest ratably over a five-year period. These shares were awarded to Mr. Archer for his service and contributions in 2021 as Senior Vice President, Corporate Controller, prior to his appointment as the Company's and Bank's EVP, CFO on January 3, 2022.
3.Represents the amounts earned under the EAIP for 2022, which the Company paid in March 2023, less the incentive applied to acquire shares under the MSPP and reported in the "Stock Awards" column. See “Executive Annual Incentive Program” beginning on page 51 for a discussion of how these amounts were determined under the MSPP.
4.The amounts in this column reflect (i) the changes in value of the Company’s SERP maintained for Mr. Dufour to the extent the change in value for the fiscal year was accretive to the participant. Refer to Note 18 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2022 for further discussion of the Company’s SERP.
5.The amounts in this column and detailed below for the year ended December 31, 2022 include: (i) 401(k) matching contributions under the Company’s Retirement Savings Plan by the Company, (ii) a Company contribution to active participants of the DCP, (iii) dividends paid on unvested stock awards granted under the 2012 Equity and Incentive Plan (iv) DCRP stock awards and (v) the approximate cost to the Company of Mr. Dufour's commuting and incidental personal use of the Company vehicle. The imputed income attributable to this use was taxable income to Mr. Dufour. The taxes associated with this income were not reimbursed or paid by the Company.

	Employer Contribution
Name	401(k) ($)	Nonqualified Plan ($)	Dividend ($)	DCRP ($)	Vehicle and Other ($)	Total ($)

Gregory A. Dufour	12,200	2,037	13,931	—	6,085	34,253
Michael R. Archer	12,200	—	1,305	—	—	13,505
William H. Martel	12,200	368	3,900	46,134	—	62,602
Timothy P. Nightingale	12,200	5,731	3,555	52,987	—	74,473
Patricia A. Rose	12,200	—	4,732	44,694	—	61,626
The values in the “DCRP” column reflect the aggregate grant date fair value of stock awards for 2022 and determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of the stock award, refer to Note 17 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2022. For a more complete description of the stock awards, see “Compensation Discussion and Analysis.”

Camden National Corporation 2023 Proxy Statement	61

Compensation Discussion and Analysis
2022 GRANTS OF PLAN-BASED AWARDS TABLE
The following table summarizes cash and stock grants made during 2022 to the CEO and other named executive officers listed in the Summary Compensation Table:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Gregory A. Dufour	EAIP	1/2/22	58,213	291,066	582,131	—	—	—	—	—	—	—
	MSPP	3/10/22	—	—	—	—	—	—	1,423(4)	—	—	17,759
	Performance Shares	4/26/22	—	—	—	1,588	3,176	6,352	—	—	—	147,875
	Restricted Shares	4/26/22	—	—	—	—	—	—	3,176(5)	—	—	147,875
Michael R. Archer	EAIP	1/2/22	16,015	80,077	160,154	—	—	—	—	—	—	—
	MSPP	3/10/22	—	—	—	—	—	—	127(4)	—	—	1,585
	Restricted Stock Units	3/10/22	—	—	—	—	—	—	1,000(6)	—	—	49,910
	Performance Shares	1/18/22(7)	—	—	—	415	830	1,660	—	—	—	33,728
	Performance Shares	4/26/22	—	—	—	362	724	1,448	—	—	—	33,709
	Restricted Shares	1/18/22(7)	—	—	—	—	—	—	830	—	—	33,728
	Restricted Shares	4/26/22	—	—	—	—	—	—	724(5)	—	—	33,709
William H. Martel	EAIP	1/2/22	18,396	91,978	183,956	—	—	—	—	—	—	—
	MSPP	3/10/22	—	—	—	—	—	—	908(4)	—	—	11,332
	DCRP	3/15/22	—	—	—	—	—	—	929(8)	—	—	46,134
	Performance Shares	4/26/22	—	—	—	416	832	1,664	—	—	—	38,738
	Restricted Shares	4/26/22	—	—	—	—	—	—	832(5)	—	—	38,738
Timothy P. Nightingale	EAIP	1/2/22	20,591	102,953	205,907	—	—	—	—	—	—	—
	DCRP	3/15/22	—	—	—	—	—	—	1,067(8)	—	—	52,987
	Performance Shares	4/26/22	—	—	—	463	926	1,852	—	—	—	43,115
	Restricted Shares	4/26/22	—	—	—	—	—	—	926(5)	—	—	43,115
Patricia A. Rose	EAIP	1/2/22	18,293	91,465	182,929	—	—	—	—	—	—	—
	MSPP	3/10/22	—	—	—	—	—	—	876(4)	—	—	10,932
	DCRP	3/15/22	—	—	—	—	—	—	900(8)	—	—	44,695
	Performance Shares	4/26/22	—	—	—	416	832	1,664	—	—	—	38,738
	Restricted Shares	4/26/22	—	—	—	—	—	—	832(5)	—	—	38,738
1.Amounts represent the range of possible incentive payouts under the 2022 EAIP. Mr. Nightingale met his stock ownership requirements under the executive stock ownership guidelines as of December 31, 2022, and he elected not to participate in the MSPP. The remaining named executive officers other than Mr. Nightingale all participated in the MSPP in 2022. The actual amounts earned in 2022 and paid out in 2023, net of the MSPP, are reflected in the Summary Compensation Table on page 60 and were as follows:

Camden National Corporation 2023 Proxy Statement	62

Compensation Discussion and Analysis

	Actual Payout Under Non-Equity Incentive Plans for Fiscal Year 2022
Name	EAIP ($)	EAIP, net of MSPP ($)

Gregory A. Dufour	257,000	231,327
Michael R. Archer	71,000	56,803
William H. Martel	81,000	64,802
Timothy P. Nightingale	91,000	91,000
Patricia A. Rose	81,000	64,802
2.Amounts represent the range of shares that may be released at the end of the three-year performance period applicable to the 2022 – 2024 LTIP. Total long-term incentive award opportunities as a percentage of salary for each named executive officer are described in “Compensation Discussion and Analysis.” The number of shares was based on the percentage of base salary in effect as of February 27, 2022 and the Company’s closing market price of $46.56 on April 26, 2022, the grant date for the 2022 – 2024 LTIP.
3.The values reported for the MSPP, DCRP and Restricted Shares reflect the aggregate grant date fair value of stock awards for 2022 and were determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 17 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022.
The values reflected for Performance Shares do not necessarily represent a realized financial benefit for each named executive officer because the performance shares may not yet have been earned. In addition, the financial benefit, if any, that may be realized will depend on the future share price at such time, if ever, that the performance shares are earned. For purposes of valuing the performance shares under the LTIP, the Company assumed achievement at the target level of performance and the value provided represents the grant date fair value of the target number of shares of stock. For performance shares granted on April 26, 2022 under the 2022 – 2024 LTIP for each named executive officer, the value was determined based on the closing market price of our stock of $46.56 on April 26, 2022 (grant date) and in accordance with ASC Topic 718.
For Performance Shares granted on January 18, 2022 to Mr. Archer, the value for the pro-rated shares awarded under the 2020-2022 LTIP and 2021-2023 LTIP was determined based on the closing market price of our stock of $50.59 on January 18, 2022 (grant date) and in accordance with ASC Topic 718.
For a more complete description of the stock awards, see “Compensation Discussion and Analysis” starting on page 39 of this proxy statement.
4.Amount reflects up to 20% of the 2021 EAIP bonus used to purchase restricted shares on March 10, 2022 under the MSPP at $37.43 per share, a 25% discount of the closing market price of $49.91 on the date of the grant. These shares will cliff vest two years after the grant date.
5.Amount reflects restricted stock award issued on April 26, 2022 based on a market price of $46.56, which vest ratably over a three-year period. Refer to discussion on “2022 – 2024 LTIP Grant” on page 53 for additional details of the grant.
6.Amount reflects restricted stock units issued on March 10, 2022 based on a market price of $49.91, which vest ratably over a five-year period. These shares were awarded to Mr. Archer for his service and contributions in 2021 as Senior Vice President, Corporate Controller, prior to his appointment as the Company's and Bank's EVP, CFO on January 3, 2022.
7.Upon Mr. Archer's appointment as the Company's and the Bank's EVP, CFO effective January 3, 2022, the Compensation Committee awarded him a pro-rated grant for both the 2020 – 2022 LTIP and 2021 – 2023 LTIP as follows:

LTIP	Grant as % of Salary, effective January 3, 2023	Pro Rata Award(a)	Total Value ($)	Service-Based Shares Value ($)(b)(c)	Performance-Based Shares Value ($)(d)

2020 - 2022 LTIP	25%	1/3rd	22,478	11,239	11,239
2021 - 2023 LTIP	25%	2/3rd	44,978	22,489	22,489
a.Mr. Archer received a pro-rated grant for the 2020 – 2022 LTIP and 2021 – 2023 LTIP for the remaining performance period for each respective LTIP upon his appointment as the Company's and the Bank's EVP, CFO on January 3, 2022.
b.The Service-Based Shares Value reported reflects the aggregate grant date fair value of the restricted stock award portion of the 2020 – 2022 LTIP and 2021 – 2023 LTIP, as determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 17 of the Company’s consolidated financial statements for the year ended December 31, 2022.

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Compensation Discussion and Analysis
c.The restricted stock awards vest over a three-year period. The number of shares granted was determined by taking the total value and dividing the Service-Based Shares Value by the closing share price of the Company's stock on the original grant dates.
d.The performance share units are tied to performance goals as discussed on page 53 which are set by the Compensation Committee at the beginning of the three-year performance period. The actual shares earned at the end of the three-year performance period will range from 0% to 200% of the target award depending upon the Company’s actual performance against the three-year performance metrics. The value presented assumes the achievement of the target performance level.
8.Amount reflects 10% of each participant’s (1) annual base salary for the prior year and (2) EAIP earned for the prior year “credited” in “deferred stock units.” Vesting occurs ratably from the date of participation in the DCRP until the participant turns 65. Mr. Nightingale reached the age requirement in August 2022, making him eligible for immediate vesting of his current and subsequent grants.
In 2023, there were cash incentive payouts and participation in the MSPP for the 2022 EAIP and they are reflected in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” and “Stock Awards” columns. The EAIP and MSPP plans are described in detail under the heading “Executive Annual Incentive Program” on page 51 of this proxy statement.

Camden National Corporation 2023 Proxy Statement	64

Compensation Discussion and Analysis
2022 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table summarizes certain information with respect to all unvested performance-based and time-based restricted stock awards held by the CEO and other named executive officers at December 31, 2022.

			Stock Awards
Name	Grant Date	Plan	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)

Gregory A. Dufour	3/10/2022	MSPP(2)	1,423	59,325	—	—
	3/11/2021	MSPP(2)	2,084	86,882	—	—
	4/28/2020	Restricted Shares(3)	1,289	53,738	—	—
	4/27/2021	Restricted Shares(3)	1,926	80,295	—	—
	4/26/2022	Restricted Shares(3)	3,176	132,407	—	—
	4/28/2020	Performance Shares(4)	—	—	3,869	161,299
	4/27/2021	Performance Shares(4)	—	—	2,889	120,442
	4/26/2022	Performance Shares(4)	—	—	3,176	132,407
		Total	9,898	412,647	9,934	414,148
Michael R. Archer	3/10/2022	MSPP(2)	127	5,295	—	—
	3/11/2021	MSPP(2)	72	3,002	—	—
	3/15/2018	Restricted Stock Units(5)	80	3,335	—	—
	3/14/2019	Restricted Stock Units(5)	200	8,338	—	—
	3/12/2020	Restricted Stock Units(5)	300	12,507	—	—
	5/15/2020	Restricted Stock Units(5)	600	25,014	—	—
	3/11/2021	Restricted Stock Units(5)	600	25,014	—	—
	3/10/2022	Restricted Stock Units(5)	1,000	41,690	—	—
	1/18/2022	Restricted Shares(3)	351	14,633	—	—
	1/18/2022	Restricted Shares(3)	479	19,970	—	—
	4/26/2022	Restricted Shares(3)	724	30,184	—	—
	1/18/2022	Performance Shares(4)	—	—	351	14,633
	1/18/2022	Performance Shares(4)	—	—	479	19,970
	4/26/2022	Performance Shares(4)	—	—	724	30,184
		Total	4,533	188,982	1,554	64,787

Camden National Corporation 2023 Proxy Statement	65

Compensation Discussion and Analysis

			Stock Awards
Name	Grant Date	Plan	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)

William H. Martel	3/10/2022	MSPP(2)	908	37,855	—	—
	3/11/2021	MSPP(2)	506	21,095	—	—
	4/28/2020	Restricted Shares(3)	328	13,674	—	—
	4/27/2021	Restricted Shares(3)	503	20,970	—	—
	4/26/2022	Restricted Shares(3)	832	34,686	—	—
	Various	DCRP(6)	1,322	55,114	—	—
	4/28/2020	Performance Shares(4)	—	—	984	41,023
	4/27/2021	Performance Shares(4)	—	—	754	31,434
	4/26/2022	Performance Shares(4)	—	—	832	34,686
		Total	4,399	183,394	2,570	107,143

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Compensation Discussion and Analysis

			Stock Awards
Name	Grant Date	Plan	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)

Timothy P. Nightingale	3/10/2022	MSPP(2)	—	—	—	—
	3/11/2021	MSPP(2)	—	—	—	—
	4/28/2020	Restricted Shares(3)	—	—	—	—
	4/27/2021	Restricted Shares(3)	—	—	—	—
	4/26/2022	Restricted Shares(3)	926	38,605	—	—
	4/28/2020	Performance Shares(4)	—	—	1,236	51,529
	4/27/2021	Performance Shares(4)	—	—	868	36,187
	4/26/2022	Performance Shares(4)	—	—	926	38,605
		Total	926	38,605	3,030	126,321
Patricia A. Rose	3/10/2022	MSPP(2)	876	36,520	—	—
	3/11/2021	MSPP(2)	653	27,224	—	—
	4/28/2020	Restricted Shares(3)	339	14,133	—	—
	4/27/2021	Restricted Shares(3)	488	20,345	—	—
	4/26/2022	Restricted Shares(3)	832	34,686	—	—
	Various	DCRP(6)	2,099	87,507	—	—
	4/28/2020	Performance Shares(4)	—	—	1,015	42,315
	4/27/2021	Performance Shares(4)	—	—	732	30,517
	4/26/2022	Performance Shares(4)	—	—	832	34,686
		Total	5,287	220,415	2,579	107,518
1.Based on the Company’s closing share price of $41.69 at December 30, 2022 (the last business day of the 2022 fiscal year).
2.These shares cliff-vest two years from the grant date.
3.Represents restricted stock awards that vest ratably over a three-year period. Mr. Archer received a prorated grant for both 2020 and 2021 upon his appointment as the Company's and the Bank's EVP, CFO on January 3, 2022. Refer to "Executive Appointment" on page 56.
4.Represents shares that may be released at the end of each applicable three-year performance period. These amounts do not necessarily represent a realized financial benefit for the named executive officers because the performance shares have not necessarily been earned. The target performance level has been used to represent the number of shares for the 2020 – 2022, 2021 – 2023 LTIP and 2022 – 2024 LTIP. Mr. Archer received a prorated grant on January 18, 2022 for both 2020 and 2021 upon his appointment as the Company's and the Bank's EVP, CFO on January 3, 2022. Refer to "Executive Appointment" on page 56.
5.Represents restricted stock units that vest ratably over a five-year period.
6.Represents stock units awarded under the DCRP that vest ratably from the date of participation in the DCRP until the participant reaches 65.

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Compensation Discussion and Analysis
2022 OPTION EXERCISES AND STOCK VESTED TABLE
The following table summarizes the number of shares acquired and the dollar amounts realized by the CEO and other named executive officers during 2022 upon vesting of shares of restricted stock. No options were exercised or vested during 2022 and, as such, no disclosure was provided for within the table below:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Gregory A. Dufour	11,494	474,616
Michael A. Archer	804	36,492
William H. Martel	1,876	86,695
Timothy P. Nightingale	7,010	291,085
Patricia A. Rose	3,967	168,978
1.Represents the aggregate number of shares acquired under the MSPP, LTIP, DCRP and/or restricted stock units upon vesting without taking into account any shares that may have been surrendered or withheld to cover applicable tax obligations.
2.Represents the shares or units that vested multiplied by the closing market price on the applicable vesting date.
2022 PENSION BENEFITS TABLE
The following table summarizes the pension benefits for each of the CEO and other named executive officers during 2022:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Gregory A. Dufour	Supplemental Executive Retirement Program	22	7,957,818	—
Michael R. Archer	—	—	—	—
William H. Martel	—	—	—	—
Timothy P. Nightingale	—	—	—	—
Patricia A. Rose	—	—	—	—
1.Represents the present value of accumulated benefits payable to each of the named executive officers, determined using interest rate and mortality rate assumptions consistent with those used in Note 18 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2022. The present value is expressed as a lump sum; however, outside of a change in control, the SERP generally does not provide for payment of benefits in a lump sum, but rather payment in the form of an annuity with monthly benefit payments. The present value calculation assumes an annual benefit commencing upon age 63 equal to $671,412 for Mr. Dufour.
Mr. Dufour is the only named executive officer who is a participant in the SERP. Under the SERP, an executive is required to have five years of service to be eligible for a vested benefit under the existing SERP. Participants in this SERP may receive, upon retirement at age 55 or older, a monthly lifetime benefit (with 15 years guaranteed) that is calculated based on targeting up to 65% of the participant’s average salary and annual incentive bonus for the 36 consecutive months of employment during which the participant’s compensation was the highest, factoring in years of service, and allowing for reductions relative to (i) 50% of the participant’s projected primary Social Security benefits; (ii) the benefit from the portion of the participant’s 401(k) arising from employer contributions plus earnings; (iii) the benefit from the distribution and projected earnings resulting from the termination of the Company’s defined benefit pension plan in 2001; and (iv) the participant’s benefits under any other incentive or retirement plan that may be instituted by the Company or its subsidiaries, excluding deferred compensation, stock options and the annual

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Compensation Discussion and Analysis
incentive bonus plan. A total retirement benefit cap of 75% was instituted for participants when years of service exceed 25 years. The SERP provides for a 15-year guaranteed benefit starting at age 65 for vested participants who leave the Company prior to age 55. The SERP refers to the normal retirement age as age 65; however, the plan allows for early retirement at age 55. Mr. Dufour is eligible for early retirement as of December 31, 2022. If the executive retires prior to reaching age 62, the accrued benefit under the SERP is reduced by the early commencement factor that starts at 64% at age 55 up to 100% at age 62. Benefits are also reduced for executives who retire with less than 25 years of service.
2022 NONQUALIFIED DEFINED CONTRIBUTION TABLE (DCRP)
The following table summarizes contributions to the nonqualified defined contribution retirement plan for each of the named executive officers during 2022:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)

Gregory A. Dufour(4)	—	—	—	—	—
Michael R. Archer	—	—	—	—	—
William H. Martel	—	46,134	(11,364)	—	64,244
Timothy P. Nightingale	—	52,987	(102,771)	—	651,907
Patricia A. Rose	—	44,694	(26,227)	—	160,298
1.Represents the grant date fair value of deferred stock units credited under the DCRP in 2022 and determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 17 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2022. For a more complete description of the stock awards, see “Compensation Discussion and Analysis” starting on page 39 of this proxy statement. Such contributions are also reported as compensation in the Summary Compensation Table on page 60. Prior year contributions included in the “Aggregate Balance at Last Fiscal Year End” column have also been reported as compensation in the Summary Compensation Table with respect to the fiscal years to which such contributions relate.
2.Represents the change in value of vested and unvested deferred stock units credited under the DCRP, based on the price of the Company’s shares at December 31, 2022. The Company’s closing share price at December 31, 2021 was $48.16 and at December 30, 2022 (the last business day of the 2022 fiscal year) was $41.69.
3.Represents the value of vested and unvested deferred stock units credited under the DCRP, based on the Company’s closing share price at December 30, 2022 (the last business day of the 2022 fiscal year) of $41.69. For a description of vesting terms and conditions relating to the DCRP, see page 57 of this proxy statement. The number of vested deferred stock units credited under the DCRP at December 31, 2022 for the named executive officers was as follows:

Name	Vested Shares
Gregory A. Dufour	—
Michael R. Archer	—
William H. Martel	219
Timothy P. Nightingale	15,637
Patricia A. Rose	1,746
4.Mr. Dufour is not a participant in the DCRP because he is a participant in the SERP.

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Compensation Discussion and Analysis
2022 NONQUALIFIED DEFERRED COMPENSATION TABLE
The DCP allows executives to defer up to 80% of salary and/or annual incentive bonus, after payment of FICA/Medicare taxes. In 2022, three named executive officers elected to defer amounts under the DCP. Deferred amounts are invested at the discretion of the participant in the same investment options as made available under the Company's 401(k) Plan. The Company’s obligations with respect to the deferred amounts are payable from its general assets. The assets are at all times subject to the claims of the Company’s general creditors.
The following table summarizes the nonqualified deferred compensation for each of the named executive officers during 2022:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Gregory A. Dufour	50,937	2,037	(101,330)	—	564,094
Michael R. Archer	—	—	—	—	—
William H. Martel	9,198	368	(424)	—	9,141
Timothy P. Nightingale	143,271	5,731	(1,430)	—	685,203
Patricia A. Rose	—	—	—	—	—
1.Represents the voluntary deferral of salary and bonus payments during 2022. Salary amounts are disclosed in the Summary Compensation Table under the year 2022. Bonus amounts are disclosed in the Summary Compensation Table under the year 2022.
2.Represents amounts that would have been contributed by the Company under the 401(k) Plan but for certain IRS limitations. The Company contributions reported above were paid in 2023 for the 2022 fiscal year and are also disclosed in the Summary Compensation Table under “All Other Compensation” in 2022. Refer to the discussion of the DCP under “Retirement and Other Benefits” starting on page 57 of this proxy statement.
3.Aggregate earnings are based upon the performance of a variety of mutual funds. Because these earnings are based upon actual market performance, they are not considered above-market or preferential for purposes of SEC rules. Therefore, none of the amounts reported in this column are reportable in the “2022 Summary Compensation Table” on page 60.
CHANGE IN CONTROL AGREEMENTS
The Company has CIC agreements with each of the named executive officers as well as other key employees. The agreements may require us to make payments to these individuals in the event of a qualifying termination of their employment following a change in control. Many of our executive compensation, benefit, and deferred compensation plans provide the named executive officers with certain rights or the right to receive payments in the event of the termination of their employment.
Under the current CIC agreements, if the executive is terminated by the Company without “cause” or resigns for “good reason” (each as defined in the CIC agreements), each within the period beginning three months prior to and ending two years following a change in control, then the executive shall be entitled to cash severance and benefits for a period of 36 months for the CEO and 24 months for the other named executive officers. Each executive’s total cash severance will be equal to three times, in the case of the CEO, or two times, in the case of each of the other named executive officers, the sum of (i) the executive’s base salary, plus (ii) the three-year average bonus. Such cash severance shall be payable during the applicable benefit period. Payment of the cash severance would commence within 30 days of the executive’s qualifying termination. In addition, pursuant to the CIC agreements, the Company shall also continue to pay the applicable employer portion of premiums with respect to group medical health plan coverage for the executive and such executive’s eligible dependents during the shorter of the applicable benefit period or the maximum period permitted under COBRA. The CIC agreements allow for a return of payments if it is determined that the executive at any time misrepresented any financial information and such payment would be payable to the Company within 30 days of such notice of misrepresentation and any future payments under the CIC agreement would be forfeited upon receipt of such misrepresentation notice. If a named executive officer incurs an involuntary termination of employment or a termination of employment for good reason after the occurrence of a change in control while his or her agreement is in effect, he or she would not be entitled to severance pay or benefits under any company severance plan or program other than his or her CIC agreement.

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Compensation Discussion and Analysis
Each CIC agreement contains six-month post-employment non-solicitation and non-competition obligations, with one year for the CEO. Any executive who breaches these covenants forfeits any future payments or benefits.
In addition, these CIC agreements contain a provision which provides that any payments otherwise due to the executive in connection with a change in control shall be reduced to the extent necessary to avoid the application of the excise tax provisions under Section 4999 of the Internal Revenue Code, but only if such reduction would result in the executive retaining a larger portion of such payments on an after-tax basis than if no reduction was made and the excise taxes had been paid (commonly referred to as a “net-better cutback”).
The following table outlines the provision of the CIC agreements:

Provision	CIC Agreements

Protection Period	•Begins three months prior and ends 24 months following a change in control
Benefit Period	•CEO: 36 months •Other names executive officers: 24 months

Severance Multiple and Components
•CEO: 3.0x base salary and three-year bonus average
•Other named executive officers: 2.0x base salary and three-year bonus average
•Continuation of group medical health plan coverage at active employee rates

280G/4999 Excise Tax Treatment	•“Best-net-benefit” provision

Restrictive Covenants	•CEO: 12-month non-compete and non-solicit agreement •Other named executive officers: six-month non-compete and non-solicit agreement

Equity Acceleration (DCRP, LTIP, MSPP, RSA, RSU, and Stock Options)	•Double-trigger

SERP Lump Sum Distribution	•A lump sum payment at the accrued benefit in the event a participant is terminated upon a change in control.

For purposes of the CIC agreement, "change in control" shall have the meaning provided in the Company’s 2022 Equity and Incentive Plan, as amended from time to time.
The CIC agreements could have been terminated by the Company effective December 31, 2022, if the Company took action 90 days prior to that date. Because no such action was taken, each CIC agreement’s termination date was automatically extended to December 31 of the following year, unless action is taken by the Company to terminate such CIC agreements at least 90 days prior to such termination date.

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Compensation Discussion and Analysis
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table quantifies the benefits that would have been payable to our named executive officers upon death or disability and under their CIC agreements using the five-year period ending December 31, 2022 for purposes of computing any Section 280G limitation (if applicable), as if the event described to trigger their benefits had occurred as of December 31, 2022.

	Gregory A. Dufour ($)	Michael R. Archer ($)	William H. Martel ($)	Timothy P. Nightingale ($)	Patricia A. Rose ($)

Death or Disability
DCRP Restricted Stock Acceleration(1)	—	—	55,114	—	87,507
Restricted Stock Acceleration(2)	266,441	64,786	69,330	38,605	69,164
Total	266,441	64,786	124,444	38,605	156,671
Termination Without Cause or Resignation for Good Reason in connection with a Change in Control
Cash Severance Payment(3)	3,472,670	611,409	794,656	1,010,284	908,727
Continuation of Health Benefits(4)	43,880	39,019	42,163	26,815	42,761
DCRP Restricted Stock Acceleration(1)	—	—	55,114	—	87,507
Restricted Stock Acceleration(2)	266,441	64,786	69,330	38,605	69,164
MSPP Stock Acceleration(5)	17,619	940	6,673	—	7,352
Performance Stock Acceleration(6)	248,862	46,748	65,036	73,986	63,813
SERP lump sum distribution in excess of accrued benefit(7)	5,380,640	—	—	—	—
Total(8)	9,430,112	762,902	1,032,972	1,149,690	1,179,324
1.Under the DCRP, each unvested deferred stock unit becomes fully vested upon (i) a termination without cause or resignation for good reason in connection with a change in control, (ii) death or (iii) disability. For purposes of this table, the unvested deferred stock units were assumed to have a value equal to the closing price per share of $41.69 at December 30, 2022 (the last business day of the 2022 fiscal year).
2.Represents outstanding restricted stock awards which become fully vested and exercisable upon (i) a termination without cause or resignation for good reason in connection with a change in control, (ii) death or (iii) disability. For purposes of this table, the unvested restricted shares were assumed to have a value equal to the closing price per share of $41.69 at December 30, 2022 (the last business day of the 2022 fiscal year).
3.Represents the value of (i) 36 months of base salary and (ii) average of three-year annual bonus for Mr. Dufour, and (a) 24 months of base salary and (b) average of three-year annual bonus for the other named executive officers, payable according to the Company’s regular payroll schedule, and which would be reduced by standard withholding and authorized deductions per the CIC agreements.
4.Represents the value of (i) 18 months of healthcare benefits and 18 months’ equivalent grossed up for taxes for Mr. Dufour and (ii) 18 months of healthcare benefits and six months’ equivalent grossed up for taxes for the other named executive officers, per the CIC agreements.
5.Represents outstanding MSPP stock awards which become fully vested and exercisable upon a termination without cause or resignation for good reason in connection with a change in control. For purposes of this table, the unvested in-the-money MSPP stock awards were assumed to have a value equal to the closing price per share of $41.69 at December 30, 2022 (the last business day of the 2022 fiscal year).
6.In the event a participant has a qualifying termination event within six months after a change in control, the participant shall be entitled to an additional award up to the maximum payout level for the performance shares under the LTIP. For purposes of this table, LTIP shares were assumed to have a value equal to the closing price per share of $41.69 on December 30, 2022 (the last business day of the 2022 fiscal year).
7.In the event of a change in control, under the SERP, Mr. Dufour would be entitled to receive a lump sum distribution in the amount of the accrued benefit, calculated using the one-year Treasury bill rate for the discount factor. Accordingly the amounts reflected in the table above reflects the excess of the accrued benefit payable upon a change in control, calculated using the discount rate of 0.10%, over the present value of the accumulated benefit set forth in the “Pension Benefits Table” on page 68.
8.In the event the executive would become subject to an excise tax under Section 4999 of the Code imposed on parachute payments (within the meaning of Section 280G of the Code), the amounts payable as described above in connection with a change in control would be

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Compensation Discussion and Analysis
reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive.
PAY RATIO DISCLOSURE
The annual total compensation for 2022 was $1,323,221 for our CEO and $56,474 for our median employee. The resulting ratio of our CEO’s pay to the pay of our median employee for 2022 is 23 to 1.
We identified the median employee by using wages from our payroll records as reported to the IRS on Form W-2 for fiscal 2022 for all individuals, excluding our CEO, who were employed by us on December 31, 2022, the last day of our payroll year. We included all employees, whether employed on a full-time, part-time or seasonal basis. We annualized the compensation for full-time and part-time employees that were not employed by us for all of 2022.
We calculated the median employee’s annual total compensation using the same methodology we use for our named executive officers as set forth in the 2022 Summary Compensation Table in this proxy statement. In our 2022 Summary Compensation Table, we report annual cash incentive and MSPP paid to our CEO in 2023 for performance in 2022. Our median employee participated in a cash incentive plan that paid annually during 2022, and we used the amounts received in 2022 for median employee’s annual total compensation.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules. In light of the numerous different methodologies, assumptions, adjustments and estimates that companies may apply in compliance with Item 402(u) of Regulation S-K, this information should not be used as a basis for comparison between different companies.

Camden National Corporation 2023 Proxy Statement	73

Pay Versus Performance (“PVP”) Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the company’s performance, see CD&A on page 39 above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our named executive officers, including with respect to restricted stock units and performance stock units.
The following table sets forth the compensation for our CEO and the average compensation for our other named executive officers, each as reported in the Summary Compensation Table and with certain adjustments to reflect Compensation Actually Paid (“CAP”) as defined under SEC rules. The table also provides information with respect to cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, Net Income, and the Company’s selected performance measure, Diluted EPS.
2022 PVP Table
The following table outlines CAP compared to the Company's performance:

Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO	Average Summary Compensation Table Total for non-CEO Named Executive Officers	Average Compensation Actually Paid to non-CEO Named Executive Officers	Value of Fixed $100 Investment Based On:		Net Income	Company Selected Measure: Diluted EPS
					Total Shareholder Return	Peer Group Total Shareholder Return
	($)	($)(1)(2)	($)(2)	($)(1)(2)	($)	($)(3)	($)	($)

2022	1,323,221	1,596,289	512,046	476,400	100.49	111.47	61,439,377	4.17
2021	2,375,909	2,306,068	594,080	638,100	112.11	126.43	69,013,710	4.60
2020	3,088,311	1,606,062	627,250	415,542	80.73	90.82	59,486,202	3.95
1.    CAP to CEO was calculated as follows:

Year	Summary Compen-sation Table Total for CEO	Change in Pension Value	Fair Value of Current Year Equity Awards at Grant Date	Pension value attributable to Current Year's Service Cost	Fair Value of Current Year Equity Awards at 12/31/2022	Dividends paid on restricted stock	Change in Fair Value of Prior Years' Awards Unvested at 12/31/2022	Change in Fair Value of Prior Years' Awards That Vested in 2022	Fair Value of Awards Forfeited During 2022	Compen-sation Actually Paid to CEO
	($)	($)	($) (a)	($)	($)(a)	($)	($)(a)	($)(a)	($)	($)
2022	1,323,221	—	(329,977)	403,598	324,139	2,541	(48,298)	(78,935)	—	1,596,289
2021	2,375,909	(820,719)	(342,314)	376,267	378,633	—	283,937	54,355	—	2,306,068
2020	3,088,311	(1,716,445)	(348,204)	349,348	383,419	—	(40,985)	(109,382)	—	1,606,062
Average summary compensation actually paid to non-CEO named executive officers was calculated as follows:

Camden National Corporation 2023 Proxy Statement	74

Year	Average Summary Compensation Table Total for non-CEO Named Executive Officers	Change in Pension Value	Fair Value of Current Year Equity Awards at Grant Date	Pension value attributable to Current Year's Service Cost	Fair Value of Current Year Equity Awards at 12/31/2022	Dividends paid on restricted stock	Change in Fair Value of Prior Years' Awards Unvested at 12/31/2022	Change in Fair Value of Prior Years' Awards That Vested in 2022	Fair Value of Awards Forfeited During 2022	Average Summary Compen-sation Actually Paid to non-CEO Named Executive Officers
	($)	($)	($) (a)	($)	($)(a)	($)	($)(a)	($)(a)	($)	($)

2022	512,046	—	(92,679)	—	88,998	663	(14,010)	(18,618)		476,400
2021	594,080	—	(98,392)	—	108,264	—	61,133	24,136	(51,121)	638,100
2020	627,250	(133,519)	(86,367)	23,015	73,456	—	(8,656)	(36,156)	(43,481)	415,542

a) Fair value was computed in accordance with the Company's methodology used for financial reporting purposes.

2. The CEO and all other named executive officers included in average summary compensation were as follows for each year indicated:

	2022	2021	2020

CEO	Gregory A. Dufour	Gregory A. Dufour	Gregory A. Dufour
Other Named Executive Officers	Michael R. Archer	Gregory A. White	Gregory A. White (a)
	William H. Martel	William H. Martel	Joanne T. Campbell
	Timothy P. Nightingale	Timothy P. Nightingale	Timothy P. Nightingale
	Patricia A. Rose	Patricia A. Rose	Patricia A. Rose
Deborah A. Jordan (a)
a) Mr. White was appointed as EVP, CFO of the Company, effective April 15, 2020, at which time Ms. Jordan relinquished her role as EVP, CFO and retired from the Company effective June 10, 2020. For purposes of calculating the average summary compensation for the named executive officers, the amounts used for purposes of determining each named executive officer's compensation only reflect the period that they were employed by the Company.
3. The peer group TSR was calculated using the S&P U.S. SmallCap Banks Index as of December 31, 2022, which differs from our industry index used to assess relative performance of ROAE under the LTIP. Refer to the LTIP section beginning on page 53 above.
Tabular List of Financial Performance Measures
The three performance measures below were used for the year ended 2022, and represent the most important financial measures used by the Company to link compensation paid to the named executive officers, including the CEO, during the most recent fiscal year to the Company's performance. See the "Compensation Discussion and Analysis" section of this Proxy statement.

Financial Performance Measures (1)
Diluted EPS
Relative Return on Average Equity
Net Income Before Taxes (NIBT)
1. This unranked list applies to all named executive officers, including the CEO.

Camden National Corporation 2023 Proxy Statement	75

Graphical Disclosure of Relationship Between CAP and PVP Performance Measures

Cumulative TSR - The table below shows the relationship between CAP to CEO and the average of CAP to all other named executive officers, and the Company's TSR and peer group TSR for the period December 31, 2019 through December 31, 2022. The table assumes a $100 investment on December 31, 2019 and measures the amount by which the market value, assuming the reinvestment of dividends, has changed as of December 31, 2022:

The SEC requires companies to compare CAP to CEO and all other named executive officers to cumulative TSR however, we do not link CEO or all other named executive officers compensation to our cumulative TSR.
Net Income - The table below shows the relationship between CAP to CEO and the average of the CAP to all other named executive officers and the Company's net income:

The SEC requires companies to compare CAP to CEO and all other named executive officers to net income; however, we do not link CEO or all other named executive officers compensation to net income.

Camden National Corporation 2023 Proxy Statement	76

Diluted EPS - The table below shows the relationship between CAP to CEO and the average of the CAP to all other named executive officers and the Company's diluted EPS:

Diluted EPS is used by the Company to determine incentive payouts for all named executive officers, including the CEO, under the Company's LTIP.

Camden National Corporation 2023 Proxy Statement	77

Stock Ownership and Other Matters
COMMON STOCK BENEFICIALLY OWNED BY ANY ENTITY WITH 5% OR MORE OF COMMON STOCK AND OWNED BY DIRECTORS AND EXECUTIVE OFFICERS
As of the Record Date, there were 14,625,938 shares of the Company’s Common Stock beneficially owned and entitled to vote, by approximately 1,000 shareholders of record. The number of record holders does not reflect the number of persons or entities holding stock in nominee name through banks, brokerage firms and other nominees. The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by (i) each person known by the Company to own beneficially more than five percent of the Company’s Common Stock, based upon reports on Schedule 13G and Schedule 13G/A filed with the SEC on or before the Record Date, (ii) each current director of the Company and each nominee for director, (iii) each named executive officer of the Company, and (iv) all current directors of the Company, all nominees for director and all current executive officers of the Company as a group. Except as otherwise indicated below, each of the Company’s directors, executive officers and shareholders owning more than five percent of the Company’s Common Stock has sole voting and investment power with respect to all shares of stock beneficially owned by him, her or it as set forth opposite his, her or its name.

Camden National Corporation 2023 Proxy Statement	78

Stock Ownership and Other Matters

	Amount and Nature of Beneficial Ownership		Percentage of Common Shares Outstanding
5% or Greater Shareholders:
BlackRock, Inc.
55 East 52nd Street, New York, NY 10055	1,292,481	(1)	8.84%
FMR LLC
245 Summer Street, Boston, MA 02210	1,163,970	(2)	7.96%
Franklin Mutual Advisers, LLC
101 John F. Kennedy Parkway, Short Hills, NJ 07078	1,008,378	(3)	6.89%
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One, Austin, TX 78746	778,838	(4)	5.33%
The Vanguard Group
100 Vanguard Blvd., Malvern, PA 19355	734,087	(5)	5.02%
Directors, Nominees and Named Executive Officers:
Michael R. Archer, CPA	5,380	(6)(7)(8)	*
Ann W. Bresnahan	47,660	(9)	*
Craig N. Denekas	8,413		*
Gregory A. Dufour	120,507	(6)(8)	*
David C. Flanagan	21,480		*
Rebecca K. Hatfield	619		*
S. Catherine Longley	8,963		*
William H. Martel	7,554	(6)(8)	*
Marie J. McCarthy	6,946		*
Robert D. Merrill	7,861		*
Timothy P. Nightingale	45,250	(6)(8)	*
James H. Page, Ph.D.	6,833		*
Patricia A. Rose	12,354	(6)(8)	*
Robin A. Sawyer, CPA	7,088		*
Carl J. Soderberg	82,765		*
Lawrence J. Sterrs	9,016		*
All directors, nominees, and current executive officers as a group (21 persons)	459,348	(6)(9)	3.14%
* Less than 1%.
1.Blackrock, Inc. (“Blackrock”) reports sole power to vote or direct the vote over 1,262,249 shares and sole power to dispose or direct the disposition of 1,292,481 shares. Information related to Blackrock is based solely on our review of the Schedule 13G/A filed by Blackrock with the SEC on January 25, 2023, reporting beneficial ownership as of December 31, 2022.
2.FMR LLC (“FMR”) reports sole power to vote or direct the vote over 1,163,821 shares and sole power to dispose or direct the disposition of 1,163,970 shares. Information related to FMR is based solely on our review of the Schedule 13G/A filed by FMR with the SEC on February 9, 2023, reporting beneficial ownership as of December 31, 2022.
3.Franklin Mutual Advisers, LLC (“Franklin Mutual”) reports sole power to vote or direct the vote over 950,476 shares and sole power to dispose or direct the disposition of 1,008,378 shares. Information related to Franklin Mutual is based solely on our review of the Schedule 13G filed by Franklin Mutual with the SEC on January 30, 2023, reporting beneficial ownership as of December 31, 2022.
4.Dimension Fund Advisors LP (“Dimension”) reports sole power to vote or direct the vote over 758,968 shares and sole power to dispose or direct the disposition of 778,838 shares. Information related to Dimension is based solely on our review of the Schedule 13G/A filed by Dimension with the SEC on February 10, 2023, reporting beneficial ownership as of December 31, 2022.

Camden National Corporation 2023 Proxy Statement	79

Stock Ownership and Other Matters
5.The Vanguard Group (“Vanguard”) reports it holds no shares for which it has the sole power to vote or direct the vote and sole power to dispose or direct the disposition of 711,127 shares. Information related to Vanguard is based solely on our review of the Schedule 13G filed by Vanguard with the SEC on February 9, 2023, reporting beneficial ownership as of December 31, 2022.
6.Includes unvested Restricted Shares and MSPP shares (as they provide the holder with voting rights) as follows: 2,169 for Mr. Archer, 8,697 for Mr. Dufour, 3,127 for Mr. Martel, 1,626 for Mr. Nightingale, 3,091 for Ms. Rose and for all current executive officers as a group.
7.Includes 200 shares of common stock issuable upon vesting of restricted stock units within 60 days of March 27, 2023.
8.Includes 2020-2022 LTIP performance shares approved for payout on March 31, 2023 that are scheduled to vest on April 28, 2023, as follows: 434 for Mr. Archer, 4,782 for Mr. Dufour, 1,216 for Mr. Martel, 1,528 for Mr. Nightingale, 1,254 for Ms. Rose and 14,114 for all current executive officers as a group. Refer to 2020-2022 Program Performance Share Results within “Long-Term Incentive Program” on page 55.
9.Includes 7,167 shares owned by Ms. Bresnahan’s spouse.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock (collectively, “Section 16 Persons”), to file reports of ownership and changes in ownership with the SEC. Section 16 Persons are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and written representations received by the Company, we believe that each of the Company’s Section 16 Persons has complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2022, except that Mr. Nightingale and Ms. Longley each inadvertently failed to timely file a report with respect to one transaction, due to an administrative oversight.
SOLICITATION OF PROXIES
The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, proxies may be solicited personally or by telephone by the Company’s directors and officers, who will not be specially compensated for such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with that solicitation.
By Order of the Board of Directors,
Craig N. Denekas, Secretary
[April] [●], 2023

Camden National Corporation 2023 Proxy Statement	80

Appendix A
CAMDEN NATIONAL CORPORATION
PROPOSED AMENDMENT TO Articles of Incorporation to Provide for the Annual Election of Directors and Eliminate the Classified Board Structure

The Articles of Incorporation are proposed to be amended as shown below (with deletions marked as strike-through text and additions marked as underlined text):

~~2.~~3. Subject to the remainder of this paragraph 3, t~~T~~he Directors of the Corporation shall be divided into three classes designated as Class A, Class B and Class C, and one-third of the Directors, or as near as one-third as possible, shall be assigned to each class, with (1) the Class C Directors, having been elected at the annual meeting of Shareholders in 2020, having a term expiring at the annual meeting of Shareholders to be held in 2023; (2) the Class A Directors, having been elected at the annual meeting of Shareholders in 2021, having a term expiring at the annual meeting of Shareholders to be held in 2024; and (3) the Class B Directors, having been elected at the annual meeting of Shareholders in 2022, having a term expiring at the annual meeting of Shareholders to be held in 2025. Commencing with the annual meeting of Shareholders to be held in 2023, Directors standing for election shall be elected at each annual meeting of Shareholders to hold office for a term expiring at the next annual meeting of Shareholders; provided that any Director elected prior to the annual meeting of Shareholders to be held in 2023 shall continue to hold office until the end of the term for which such Director was elected, and nothing in this paragraph 3 shall shorten the term of any such Director. The Directors of the Corporation shall cease to be divided into classes at the annual meeting of Shareholders to be held in 2025, from and after which all Directors will stand for election annually.~~The initial Board of Directors shall consist of thirteen persons and Class A and Class B shall each consist of four Directors while Class C shall consist of five Directors. At the first annual meeting of Shareholders, Directors of all three classes shall be elected with the term of office of the Class A Directors expiring at the first annual meeting of Shareholders after their election that of the Class B Directors expiring at the second annual meeting after their election and that of the Class C Directors expiring at the third annual meeting after their election. Thereafter, as the term of office of the Class of Directors expires, the Directors of that Class shall be elected for a three-year term.~~

Camden National Corporation 2023 Proxy Statement	81

Appendix B
CAMDEN NATIONAL CORPORATION
PROPOSED AMENDMENT TO Articles of Incorporation to Permit Amendments to the Company’s Bylaws by Majority Vote of Shareholders
The Articles of Incorporation are proposed to be amended as shown below (with deletions marked as strike-through text and additions marked as underlined text):
~~5.~~7. Bylaws may be amended, altered, or appealed at any regular meeting of the Board of Directors or Shareholders by a ~~two-thirds~~ majority vote of the Shareholders after notice of such intended action as required by law.

Camden National Corporation 2023 Proxy Statement	82

Appendix C
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP
In addition to evaluating the Company’s results of operations in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we supplement this evaluation with an analysis of certain non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance.
Certain metrics presented in the "Executive Summary" section on page 39 of this Proxy Statement are presented on a non-GAAP basis, including return on average tangible shareholders' equity, efficiency ratio, earnings before income taxes, provision and SBA PPP Loan income and tangible common equity ratio. Additional detail on each of these non-GAAP metrics, and a reconciliation of each metric to GAAP is provided below. Additional information as to the manner in which the Company uses these non-GAAP measures to evaluate compensation is described throughout the CD&A in this Proxy Statement.
We believe these non-GAAP financial measures help investors better understand the Company’s operating performance and trends and allow for better performance comparisons to other banks. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions.
Return on Average Tangible Equity
Return on average tangible equity is the ratio of (i) net income, adjusted for tax effected amortization of core deposit intangible assets and other adjustments, as necessary, to (ii) average shareholders' equity, adjusted for average goodwill and core deposit intangible assets. This adjusted financial ratio reflects a shareholders' return on tangible capital deployed in our business and is a common performance measure within the financial services industry.

	For the Year Ended December 31,
(In thousands)	2022	2021
Net income, as presented	$61,439	$69,014
Add: amortization of core deposit intangible assets, net of tax(1)	494	517
Net income, adjusted for amortization of core deposit intangible assets	$61,933	$69,531
Average equity, as presented	$467,245	$542,725
Less: average goodwill and core deposit intangible assets	(96,572)	(97,211)
Average tangible equity	$370,673	$445,514
Return on average equity	13.15%	12.72%
Return on average tangible equity	16.71%	15.61%
1.Assumed a 21% income tax rate.

Camden National Corporation 2023 Proxy Statement	83

Efficiency Ratio
The efficiency ratio represents an approximate measure of the cost required for the Company to generate a dollar of revenue. This is a common measure used by financial institutions and is a key ratio for evaluating Company performance. The efficiency ratio is calculated as the ratio of (i) total non-interest expense, adjusted for certain operating expenses, as necessary to (ii) net interest income on a tax equivalent basis plus total non-interest income, adjusted for certain other income items, as necessary.

	For the Year Ended December 31,
(In thousands)	2022	2021
Non-interest expense, as presented	$106,849	$103,720
Less: legal settlement	—	—
Less: prepayment fees on borrowings	—	(514)
Adjusted non-interest expense	$106,849	$103,206
Net interest income, as presented	$147,694	$137,436
Add: effect of tax-exempt income(1)	937	988
Non-interest income, as presented	40,702	49,735
Add: net loss on sale of securities	912	—
Adjusted net interest income plus non-interest income	$190,245	$188,159
Ratio of non-interest expense to total revenues(2)	56.72%	55.41%
Efficiency ratio	56.16%	54.85%
1.Reported on a tax-equivalent basis using a 21% income tax rate.
2.Revenue is the sum of net interest income and non-interest income.

Camden National Corporation 2023 Proxy Statement	84

Earnings before Income Taxes, Provision and SBA PPP Loan Income
Earnings before income taxes and provision, and earnings before income taxes, provision and SBA PPP loan income are each a supplemental measure of operating earnings and performance. Earnings before income taxes and provision is calculated as net income before provision for credit losses and income tax expense, and earnings before income taxes, provision and SBA PPP loan income is calculated as net income before provision for credit losses, income tax expense and SBA PPP loan income. These supplemental measures have become more widely used by financial institutions as a measure of financial performance for comparability across financial institutions due to the impact of the COVID-19 pandemic on the provision for credit losses, as well as the origination of SBA PPP loans in response to the COVID-19 pandemic that are not a recurring and sustainable source of revenues for financial institutions.

	For the Year Ended December 31,
(In thousands)	2022	2021
Net income, as presented	$61,439	$69,014
Add: income tax expense, as presented	15,608	17,627
Add: provision for credit losses, as presented	4,500	(3,190)
Less: SBA PPP loan income	(1,254)	(8,170)
Earnings before income taxes, provision for credit losses and SBA PPP Loan income	$80,293	$75,281
Tangible Common Equity Ratio
Tangible common equity is the ratio of (i) shareholders’ equity less goodwill and core deposit intangible assets to (ii) total assets less goodwill and core deposit intangible assets. This ratio is a measure used within our industry to assess whether or not a company is highly leveraged.

(In thousands, except number of shares and per share data)	December 31,
	2022	2021
Shareholders' equity, as presented	$451,278	$541,294
Less: goodwill and core deposit intangible assets	(96,260)	(96,885)
Tangible shareholders' equity	$355,018	$444,409
Total assets	$5,671,850	$5,500,356
Less: goodwill and core deposit intangible assets	(96,260)	(96,885)
Tangible assets	$5,575,590	$5,403,471
Common equity ratio	7.96%	9.84%
Tangible common equity ratio	6.37%	8.22%

Camden National Corporation 2023 Proxy Statement	85

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report to Shareholders, and Annual Report on Form 10-K are available at www.proxyvote.com.

V01249-P87129

CAMDEN NATIONAL CORPORATION
Annual Meeting of Shareholders
May 23, 2023 9:00 AM, Local Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Brandon Y. Boey and Jared L. Merritt, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders (the "Meeting") of Camden National Corporation (the "Company") to be held virtually at www.virtualshareholdermeeting.com/CAC2023 and at Camden National Corporation's Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856 on May 23, 2023 at 9:00 AM, local time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of the Company's common stock which the undersigned may be entitled to vote at said meeting upon the proposals described in the accompanying Notice of Annual Meeting and Proxy Statement, dated April 11, 2023, in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Meeting. All previously dated proxies are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR PROPOSALS 1a AND 1b, FOR ALL THE NOMINEES LISTED IN PROPOSAL 2, FOR PROPOSAL 3, FOR A FREQUENCY OF "1 YEAR" FOR PROPOSAL 4, AND FOR PROPOSAL 5 ON THE REVERSE SIDE AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE MEETING OR AN ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

Continued and to be signed on reverse side

CAMDEN NATIONAL CORPORATION
ATTN: INVESTOR RELATIONS
2 ELM STREET
P.O. BOX 310
CAMDEN, ME 04843

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CAC2023**

You may attend the meeting via the Internet and vote during the meeting. Have the control number that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 22, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01248-P87129

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAMDEN NATIONAL CORPORATION

The Board of Directors recommends you vote "FOR" PROPOSALS 1a AND 1b.

1. To approve the amendments to the Company's Articles of Incorporation.

Amendments:

The Board of Directors recommends you vote "FOR" ALL NOMINEES FOR DIRECTOR UNDER PROPOSAL 2.

Nominees:

	For	Against	Abstain
2a. Rebecca K. Hatfield	☐	☐	☐
2b. Robert D. Merrill	☐	☐	☐
2c. Robin A. Sawyer, CPA	☐	☐	☐
2d. Lawrence J. Sterrs	☐	☐	☐

The Board of Directors recommends you vote "FOR" PROPOSAL 3.

The Board of Directors recommends you vote "1 YEAR" FOR PROPOSAL 4.

The Board of Directors recommends you vote "FOR" PROPOSAL 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date